UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BOB EVANS FARMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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ANNUAL MEETING OF STOCKHOLDERS

August 19, 2015

Meeting begins at 8:00 a.m. Eastern Time

Doors open at 7:30 a.m. ET

Instructions for Attending the Annual Meeting in Person

Stockholders of record as of June 30, 2015 are welcome to attend the 2015 Annual Meeting of Stockholders of Bob Evans Farms, Inc.

Please note the following admission requirements:

•	If you hold your shares in your name, and not through a bank or broker, you must bring a valid government-issued picture identification. You may also bring the original (not a copy) of the admission ticket attached to your proxy card.

•	If your shares are held in the name of your broker, bank or other stockholder of record, you must bring:

¡	valid government-issued picture identification; and

¡	an account statement or a letter from the broker or bank indicating that you were the beneficial owner of the shares on June 30, 2015.

•	If you are the representative of a corporation, limited liability company, partnership or other legal entity that holds shares of our common stock, you must bring:

¡	valid government-issued picture identification; and

¡	acceptable evidence of your authority to represent the legal entity at the meeting (only one representative per legal entity may attend).

If you arrive at the Annual Meeting without the required items described above, you will not be able to attend the Annual Meeting.	Cameras and recording equipment, or similar devices, are not allowed into the Annual Meeting. Cell phones must also be turned off.

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Proxy Statement Summary

Matters to Be Voted on at the Annual Meeting

1.	Elect Directors
❖	Douglas N. Benham
❖	Charles M. Elson
❖	Mary Kay Haben
❖	David W. Head
❖	Kathleen S. Lane
❖	Eileen A. Mallesch
❖	Larry S. McWilliams
❖	Kevin M. Sheehan
❖	Michael F. Weinstein
❖	Paul S. Williams

2.	Approve the compensation of the Company’s named executive officers;
3.	Ratify Ernst & Young LLP as our independent public accounting firm; and
4.	Other business that may properly come before the Annual Meeting, if any.

Governance Highlights

•	Separated the chief executive officer and chairman of the board of positions, and appointed a non-executive chair of the board of directors.
•	Appointed three new independent directors to the Board in April 2014, being Kathleen S. Lane, Larry S. McWilliams and Kevin M. Sheehan.
•	Elected four new independent directors to the Board in August 2014, being Douglas N. Benham, Charles M. Elson, David W. Head and Michael F. Weinstein.
•	Amended the Company’s By-laws to allow stockholders:
❖	to amend all provisions of the By-laws by a lower majority vote; and
❖	with 25% of the common stock outstanding to call a special meeting.
•	Amended the Company’s Certificate and By-laws to allow stockholders to remove directors by a majority vote.
•	All directors are fully independent with an average tenure of 2.4 years.
•	Board is highly diversified with three women and seven men; the board chair is a woman and the committee chairs are two women and four men; and one board member is African American. All have varying professional backgrounds including several with restaurant operations, meaningful industry expertise in retail, restaurant and/or food service operations, chief legal officer, chief financial officer, expert in corporate governance, chief information officer, consulting, financial/industry analyst services, and human resources in complex business organizations, as well as other valuable backgrounds and experiences.

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•	Executive session of independent directors held at most regularly-scheduled Board meetings.
•	All Directors elected annually.
•	Majority Voting Policy for Directors.
•	Frequent Board and committee meetings to ensure awareness and alignment: 22 Board meetings and 63 committee meetings in fiscal 2015.
•	Annual Board and committee self-assessments including discussions and evaluations with individual directors.
•	Resignation requirement upon material change in director occupation or failure to receive at least a majority of the vote, subject to acceptance by the Board.
•	Term limit of 15 years and Directors cannot be nominated for re-election after their 72nd birthday.
•	Strong Code of Conduct, Governance Principles, Recoupment Policy (i.e., “Clawback”) and Anti-hedging/Pledging Policies.
•	Significant stock ownership requirements for directors and officers.
•	Active role in risk oversight.
•	Active “Stockholder Engagement Program.”
•	Whistleblower Hotline Procedure for accounting as well as other matters.
•	In fiscal 2015 the Company sold its interest in a corporate plane.

Compensation Highlights

•	July 2015 ISS Compensation Quickscore of “2” out of 10, with 1 being the highest.
•	Very high level of stockholder satisfaction and approval of the executive compensation program over the years at:
•	2011 98.4%
•	2012 97.5%
•	2013 97.5%

In 2014, during a proxy contest our approval rate went to 74.1%. While still a high level of approval, the Compensation Committee reviewed with stockholders and outside consultants as to the cause. The Compensation Committee is confident that the cause was related to the effect of the proxy contest, and was not an indication of it not being a well-designed pay for performance compensation system.

•	Newly adopted equity program with three year long-term grant component where grants only vest at the end of three years and only if performance metrics are met or exceeded.
•	Executive compensation program is highly performance based.
•	Board compensation program changed to an annual retainer program from a payment per meeting program.

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•	We fully disclose the performance measures, as well as the minimum, target and maximum levels for awards, in a fully transparent and easy to understand format so our stockholders can understand our “pay for performance” philosophy and how it works.
•	Compensation and Nominating and Corporate Governance Committees have each retained separate independent compensation consultants.
•	We do not provide tax gross-ups of any kind.
•	Double trigger change in control provisions with Compensation Committee requirement to approve after change in control.
•	Our SERP Plan is closed to future participants and is no longer funded.
•	The Compensation Committee, in conjunction with the Audit Committee, conducts an annual review and assessment of potential risks arising from our compensation programs (including the executive compensation program) and policies.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, August 19, 2015 at 8:00 a.m. Eastern Time

Dear Stockholder:

We invite you to attend the 2015 Annual Meeting of Stockholders of Bob Evans Farms, Inc. The Annual Meeting will be held on Wednesday, August 19, 2015, at 8:00 a.m. Eastern Time at The Dan Evans Training Center, 8111 Smith’s Mill Road, New Albany, Ohio.

Business for our 2015 Annual Meeting includes:

1.	Electing 10 director nominees to the Company’s Board of Directors, each to hold office until our 2016 Annual Meeting of Stockholders and a successor is elected;
2.	Approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;
3.	Ratifying the selection of Ernst & Young LLP as our independent registered public accounting firm; and
4.	Transacting other business that may properly come before the Annual Meeting, if any.

The above matters are more fully described in the attached proxy statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the meeting.

The Board has set June 30, 2015, as the record date for the meeting. This means that only stockholders of record at the close of business on that date are entitled to vote in person or by proxy at the meeting. This proxy statement and the form of proxy are first being mailed or provided to stockholders on or about July 10, 2015.

Please make sure you bring the necessary items for admission to the meeting, see the “Instructions for Attending the Annual Meeting in Person” on the next page.

By Order of the Board of Directors,

Colin M. Daly, Executive Vice President, General

Counsel and Corporate Secretary

YOUR VOTE IS IMPORTANT

Please mark, sign and date your proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. If you own shares in a brokerage account, your broker may not be able to vote your shares on the election of directors and other important matters unless you provide voting instructions to your broker. THEREFORE, IT IS VERY IMPORTANT THAT YOU EXERCISE YOUR RIGHT AS A STOCKHOLDER AND VOTE ON ALL PROPOSALS.

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8111 Smith’s Mill Road

New Albany, Ohio 43054

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held? The Annual Meeting will be held on Wednesday, August 19, 2015 at 8:00 a.m. Eastern Time, at The Dan Evans Training Center, 8111 Smith’s Mill Road, New Albany, Ohio 43054. Doors open at 7:30 a.m.

Why did I receive these proxy materials? You have received these proxy materials because the Board of Directors is soliciting a proxy to vote your shares at the Annual Meeting. This proxy statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and is intended to assist you in making an informed vote. This proxy statement and accompanying materials are being mailed on or about July 10, 2015.

What proposals will be voted on at the Annual Meeting? There are three proposals currently scheduled to be voted on at the Annual Meeting:

Proposal 1	– Election of 10 directors to the Company’s Board, each to hold office until our 2016 Annual Meeting and a successor is elected;

Proposal 2	– Approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

Proposal 3	– Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

Who may vote at the Annual Meeting? The record date for the Annual Meeting is June 30, 2015. Only stockholders of record at the close of business on June 30, 2015 are entitled to attend and vote at the Annual Meeting. At the close of business on June 30, 2015, there were 22,148,705 shares of our common stock outstanding.

If you are a stockholder of record at close of business on June 30, 2015, you can vote in person at the Annual Meeting or by proxy. Each share of common stock entitles the holder to one vote.

What is the difference between holding shares as a “stockholder of record” and in “street name”? If your shares are registered directly in your name with the Company’s transfer agent, you are considered the “stockholder of record” of those shares. Alternatively, if your shares are held in an account at a broker, bank or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares. That organization is the “stockholder of record, not you.

We sent these proxy materials directly to all stockholders of record. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the proxy card, as described under “How can I vote my shares without attending the Annual Meeting?”

If your shares are held by your broker and are in “street name,” you have the right to direct your broker on how it should vote your shares. Your broker will send you materials and instructions on how to vote your shares.

Your broker, bank or other organization may not be able to vote your shares on the election of

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directors and other important matters at the Annual Meeting unless you direct them how to vote. Your broker, bank or other such organization has enclosed a voting instruction form for you to use to direct the organization holding your shares regarding how to vote your shares. Please provide instructions how to vote your shares using the voting instruction form you received from them.

Who can attend the Annual Meeting? Only stockholders who owned shares as of the Record Date are permitted to attend the Annual Meeting. If you hold your shares through a broker, bank or other record owner, you may attend the Annual Meeting only if you bring a legal proxy or a copy of a statement (such as a brokerage statement) from your broker, bank or other record owner reflecting your stock ownership as of the Record Date. Additionally, in order to be admitted to the Annual Meeting, all stockholders must bring a government-issued picture identification to verify their identities.

How can I vote my shares in person at the Annual Meeting? Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification and you will be provided with a ballot at the meeting.

How can I vote my shares without attending the Annual Meeting? Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, there are three ways to vote by proxy:

•	Internet – You can vote over the Internet following the instructions on the enclosed proxy card;
•	Telephone – You may vote by telephone by following the instructions on the enclosed proxy card; or
•	Mail – You can vote by mail by signing and dating the enclosed proxy card and returning it promptly in the postage-paid envelope provided.

If you hold your shares in street name through an organization such as a broker, you should follow the voting instructions provided to you by that organization.

How many votes do I have? Each stockholder has one vote for every share of the Company’s common stock owned of record or beneficially.

Can I cumulate my votes? Under our By-laws, cumulative voting is not allowed.

How will my shares be voted? If you vote by mail, through the Internet, by telephone or in person, your shares will be voted as you direct.

If you submit a valid signed proxy card prior to the Annual Meeting, but do not complete the voting instructions on that card, your shares will be voted “FOR” the election of all of the Company’s director nominees, “FOR” Proposal 2 (approval, on an advisory basis, of the compensation of the Company’s named executive officers) and “FOR” Proposal 3 (ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm).

As of the date of this proxy statement, your Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card (the Company’s management proxies) to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

What does it mean if I receive more than one proxy statement or proxy card? If you receive multiple proxy statements or proxy cards, it may mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares.

How does the Bob Evans Board recommend I vote? Your Board unanimously recommends you vote using the proxy card,

•	“FOR ALL” Proposal 1 – the directors nominated by your Board,

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•	“FOR” Proposal 2 – approval, on an advisory basis, of the compensation of the Company’s named executive officers, and
•	“FOR” Proposal 3 – ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

May I revoke or change my vote? Yes. If you are a stockholder of record, you may revoke your proxy given pursuant to this solicitation or change your vote in any of the following ways:

•	submitting a later-dated proxy by mail , which we receive prior to the Annual Meeting;
•	casting a new vote through the Internet or by telephone prior to the Annual Meeting;
•	sending written notice of revocation to our Corporate Secretary at 8111 Smith’s Mill Road, New Albany, Ohio 43054, which if received prior to the Annual Meeting; or
•	attending the Annual Meeting and revoking your proxy in person if you are the stockholder of record of your shares.

If your shares are held in street name by an organization such as a broker and you wish to revoke your proxy, you should follow the instructions provided to you by that organization.

Who will count the votes cast at the Annual Meeting? The Company will appoint an independent inspector of election to serve at the Annual Meeting. The independent inspector of election for the Annual Meeting will determine the number of votes cast by holders of common stock for all matters. Preliminary voting results will be announced at the Annual Meeting, if practicable, and final results will be announced when certified by the independent inspector of election.

How can I find the voting results of the Annual Meeting? We will include the voting results in a Current Report on Form 8-K, that we will file with the SEC no later than four business days following the completion of the Annual Meeting. We will amend this filing to include final results if the independent inspector of election has not certified the results by the time the original Current Report on Form 8-K is filed.

Who pays the cost of proxy solicitation?

We will pay for the entire cost of soliciting proxies on behalf of the Company, including the costs of preparing, assembling, printing, mailing and distributing these proxy materials and accompanying proxy cards. We will also reimburse brokerage firms, banks and other agents for the costs of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by mail, by telephone, via the Internet, press releases or advertisements. Directors and employees will not be paid any additional compensation for soliciting proxies. Innisfree M&A Incorporated (“Innisfree”), our proxy solicitor, will be paid a fee of approximately $15,000, for rendering solicitation services. In addition, we have agreed to reimburse Innisfree for its expenses, and to indemnify it against certain liabilities relating to or arising out of their engagement.

What is a “broker non-vote” and how will my shares held in street name be voted if I do not provide my proxy? A “broker non-vote” occurs when a beneficial owner holds shares in “street name” through a broker, bank or similar organization, and the beneficial owner does not provide the broker with instructions on how to vote the shares on “non-routine” matters. Brokers cannot vote your shares on non-routine matters, such as the election of our directors, or approval, on an advisory basis of the compensation of the Company’s named executive officers, unless they receive instructions on how to vote from the beneficial owner at least ten days before the Annual Meeting.

What if my shares are held through our 401(k) plan? If you participate in our 401(k) plan and have money invested in the Bob Evans Farms, Inc. common stock fund, you will receive a proxy card for you to use to instruct the trustee of our 401(k) plan how to vote your shares. If you do not instruct the trustee how to vote, then the shares you hold through the 401(k) plan will not be voted.

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What constitutes a quorum? We must have a quorum at the Annual Meeting to take any action at the Annual Meeting. Under our By-laws, a quorum is the presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions and “broker non-votes” are counted for purposes of determining a quorum.

What are the voting requirements for the proposals discussed in the proxy statement?

Proposal 1 – Election of 10 directors to the Bob Evans Board of Directors, each to hold office until our 2016 Annual Meeting of Stockholders and a successor is elected

Under our By-laws the 10 candidates receiving the highest number of “FOR” votes cast by holders of shares represented in person or by proxy at the Annual Meeting will be elected. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Similarly, any broker non-votes will be counted for purposes of determining if there is a quorum, but will not be considered to have been voted for the director nominee.

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers

Under our By-laws, the approval of the advisory resolution on executive compensation requires the affirmative vote of the holders of a majority of votes represented in person or by proxy at the Annual Meeting. Abstentions with respect to this proposal will be counted as votes “AGAINST” the proposal. Any broker non-votes will not be treated as shares represented in person or by proxy at the Annual Meeting with respect to this proposal, and will not be considered to have been voted “FOR” or “AGAINST” this proposal.

This advisory vote is non-binding but your Board and the Compensation Committee will give careful consideration to the results of voting on this proposal.

Proposal 3 – Ratification of the Selection of Independent Registered Public Accounting Firm

Under our By-laws, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of votes represented in person or by proxy at the Annual Meeting. Abstentions with respect to this proposal will be counted as votes “AGAINST” the proposal. Broker non-votes, if any, will not be treated as shares represented in person or by proxy at the Annual Meeting with respect to this proposal, and will not be considered to have been voted “FOR” or “AGAINST” this proposal.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners Table

The following table shows the stockholders known to us to be the beneficial owners of more than five percent of our outstanding common stock as of June 30, 2015 (or earlier date as reported by the beneficial owner), the most recent practicable date for the calculation of the ownership table with respect to the Annual Meeting. In preparing the table, the Company has relied upon information contained in Schedules 13D, 13G and 13FHR filed with the SEC, including any amendments to such Schedules.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Discovery Capital Management, LLC 20 Marshall Street South Norwalk, Connecticut 06854	2,200,000(3)	9.93%
Sandell Asset Management Corp. 40 West 57th Street, 26th Floor New York, New York 10019	2,134,631(5)	9.64%
Vanguard Group, Inc. PO Box 2600 Valley Forge, Pennsylvania 19482	1,647,194(4)	7.44%
BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,419,316(6)	6.41%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the individuals and entities named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)	The percent of class is based upon 22,148,705 shares of our common stock outstanding as of June 30, 2015. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of June 30, 2015 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on information contained in Discovery Capital’s Schedule 13G/A filed with the SEC on February 17, 2015.

(4)	Based on information contained in Vanguard’s Schedule 13G/A filed with the SEC on February 11, 2015.

(5)	Based on information contained in Sandell Asset Management Corp.’s (“Sandell”) Schedule 13D/A filed with the SEC on July 1, 2015, which includes an interest in a call option for 380,000 shares of Bob Evans common stock.

(6)	Based on information contained in BlackRock, Inc.’s Schedule 13G/A filed with the SEC on January 15, 2015.

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Stock Ownership of Directors and Management Table

The following table summarizes, as of June 15, 2015, the amount of our common stock beneficially owned by each director, each individual named in the “Summary Compensation Table,” and by all of our current directors and executive officers as a group:

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner or Group	Common Shares Presently Held	Restricted Stock and Restricted Stock Units Vested Or That Vest Within 60 Days(2)	Common Shares Which Can Be Acquired Upon Exercise of Options Exercisable Within 60 Days(3)	Total	Common Shares and Restricted Stock Units in Deferral Plans(4)	Percent of Class(5)	Restricted Stock and Restricted Stock Units That Vest 9/3/2015
Directors
Douglas N. Benham	3,500	0	0	3,500	0	*	2,323
Charles M. Elson	2,300	0	0	2,300	0	*	2,323
Michael J. Gasser	49,820	0	0	49,820	0	*	2,323
Mary Kay Haben	2,470	0	0	2,470	4,855	*	2,368
David W. Head	0	0	0	0	0	*	2,323
Kathy S. Lane	0	0	0	0	0	*	2,323
Eileen A. Mallesch	13,080	0	0	13,080	10,514	*	2,368
Larry S. McWilliams	2,145	0	0	2,145	0	*	2,323
Kevin M. Sheehan	0	0	0	0	4,091	*	2,368
Michael F. Weinstein	2,000	0	0	2,000	0	*	2,323
Paul S. Williams	10,926	0	0	10,926	10,514	*	2,368
Officers
Mark E. Hood	6,000	0	0	6,000	0	*
J. Michael Townsley	31,732	807	0	32,539	20,815	*
T. Alan Ashworth	137	2,644	0	2,781	375	*
Colin M. Daly	3,726	719	0	4,445	0	*
Joseph R. Eulberg	9,020	0	2,467	11,487	22,495	*

All current executive officers and directors as a group (21 persons)	173,106	8,899	21,751	203,756	74,635	1.2%

*	Represents ownership of less than one percent of our outstanding common stock.

(1)	Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of common stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse. All fractional shares have been rounded to the nearest whole share. The Company has included for this purpose the gross number of shares of common stock deliverable, but actual shares received may be less if the participant elects to use shares for the payment of applicable withholding taxes.
(2)	Represents the number of shares of restricted stock and restricted stock units that are scheduled to vest within 60 days of June 15, 2015. Shares of restricted stock are shares of our common stock subject to transfer and other restrictions which lapse upon vesting of the restricted stock. Each restricted stock unit represents the contingent right to receive one share of common stock upon vesting of the unit. Shares of restricted stock have voting rights prior to vesting; restricted stock units do not.
(3)	Includes the number of shares of common stock that the named person can acquire upon the exercise of stock options currently exercisable or exercisable within 60-days of June 15, 2015.
(4)	Represents the number of phantom shares of common stock held in the Company’s nonqualified deferred compensation plans, described in further detail below under the section titled “—Nonqualified Deferred Compensation.” Phantom shares held in the deferral plans included in this table are payable solely in shares of the Company’s common stock following death, disability or termination. Phantom shares do not have voting rights. Includes total vested and unvested shares derived from stock awards, dividend equivalent rights earned on the aforementioned stock awards, and cash compensation deferrals subsequently invested into Company stock.
(5)	The percent of class is based upon 22,321,207 shares of our common stock outstanding as of June 15, 2015. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of June 15, 2015, restricted stock units that are scheduled to vest within 60 days of June 15, 2015 and phantom shares held in deferral plans payable within 60 days of a termination event are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires that the Company’s directors and executive officers and any person or entity holding more than ten percent of our outstanding common stock report their initial ownership of our common stock, and any subsequent changes in their ownership, to the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any late reports. We believe that during the fiscal year ending April 24, 2015, our directors and executive officers timely complied with all Section 16(a) filing requirements. In making this statement, we have relied solely on a review of Section 16(a) ownership reports furnished to us during the fiscal year ending April 24, 2015 pursuant to the SEC rules and written representations from all such individuals that no annual Form 5 reports were required to be filed for them for the fiscal year ending April 24, 2015.

PROPOSAL 1 - ELECTION OF DIRECTORS

We are proud of the quality, experience, independence and diversity of your Board. In addition to independence, our directors possess a diverse range of experience and skills in restaurant, food products, hospitality and consumer marketing fields, and leadership experience as current and former executive officers, directors and committee members of large and complex publicly traded companies. Their combined experiences and skills bring to the Board and our Company strong capabilities in the areas of strategy, leadership, finance, operating performance and governance.

Our By-laws state that the number of directors is determined by the Board, within a range of nine to twelve directors. Effective December 15, 2015, the Board set the number of directors at 11 when Mr. Davis resigned from the Board. Mr. Gasser is retiring from the Board immediately prior to the

Annual Stockholders Meeting in August 2015 per the Board’s term limit policy. The Board has set the number of directors at 10 to be effective immediately prior to the Company’s Annual Stockholders meeting.

The names and biographies of each of the nominees for the Board are set forth below. With the exception of Mr. Gasser who is retiring under the Company’s term limit policy, all of the current members of the Board are nominees for reelection.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR ALL” OF THE BOARD’S 10 NOMINEES FOR DIRECTOR LISTED BELOW, ON THE ENCLOSED PROXY CARD.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

DOUGLAS N. BENHAM
Age:	58
Director Since:	2014
Bob Evans Board Committees:	Audit Committee; Finance Committee (Chair); CEO Search Committee; Transition Committee
Other Public Company Boards:	Global Income Trust, Inc.; American Residential Properties, Inc.
Experience:

President and Chief Executive Officer of DNB Advisors, LLC, a restaurant industry consulting firm since 2006.

President and Chief Executive Officer of Arby’s Restaurant Group, Inc., from 2004 to 2006.

President and Chief Executive Officer of DNB Advisors, LLC. from 2003 to 2004

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Skills and Qualifications:	Mr. Benham serves as a director because of his extensive knowledge and experience in the areas of restaurant industry including restaurant operations, food service, as well as real estate, auditing, corporate finance, and mergers and acquisition. His service as a subsidiary level chief executive officer and chief financial officer, and as a board and committee member of publicly traded companies is experience the Board considers valuable.

CHARLES M. ELSON
Age:	55
Director Since:	2014
Bob Evans Board Committees:	Compensation Committee, Nominating and Corporate Governance Committee (Chair)
Other Public Company Boards:	Healthsouth Corporation
Experience:

Edgar S. Woolard, Jr. Chair in Corporate Governance and Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware since 2000

Of Counsel at Holland & Knight LLP since 1995

Skills and Qualifications:	Professor Elson has been nominated to serve as a director because of his extensive knowledge, experience and perspective in the areas of corporate governance, compensation, succession planning, auditing, and strategic planning. His current corporate governance leadership roles and service as a board and committee member of a publicly traded company is experience the Board considers valuable.

MARY KAY HABEN
Age:	59
Director Since:	2012
Bob Evans Board Committees:	Non-Executive Chair of the Board, CEO Search Committee, Transition Committee (Chair)
Other Public Company Boards:	Equity Residential; The Hershey Company
Experience:

President-North America of the Wm. Wrigley Jr. Company, a leading confectionary company, from 2008 to 2011

Group Vice President and Managing Director North America of the Wm. Wrigley Jr. Company from 2007 to 2008

Executive of Kraft Foods Inc. from 1979 to 2007

Skills and Qualifications:	Ms. Haben has been nominated to serve as a director because of her substantial experience as a brand builder and consumer products business leader, experience in marketing efforts in emerging social media, marketing innovation and brand positioning, as well as acquisitions and productivity initiatives. Ms. Haben also brings gender diversity to the Board.

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DAVID W. HEAD
Age:	58
Director Since:	2014
Bob Evans Board Committees:	Compensation Committee; Finance Committee; CEO Search Committee
Other Public Company Boards:	None
Experience:

President and Chief Executive Officer and Board Member of Primanti, Inc., a private equity-owned restaurant chain since 2013

President and Chief Executive Officer and Board Member of O’Charley’s, Inc. from 2010 to 2012

President, Chief Executive Officer and Board Member of Captain D’s LLC from 2006 to 2010

Skills and Qualifications:	Mr. Head serves as a director because of his extensive knowledge, organizational leadership, and proven restaurant industry experience in restaurant operations, food service and production, as well as marketing and branding, healthcare, and mergers and acquisitions. His current service as the chief executive officer and a board and committee member of a publicly traded restaurant company is experience the Board considers valuable.

KATHLEEN S. LANE
Age:	58
Director Since:	2014
Bob Evans Board Committees:	Audit Committee; Nominating and Corporate Governance Committee; CEO Search Committee
Other Public Company Boards:	Earthlink Holdings Corp.
Experience:

Executive Vice President and Chief Information Officer of TJX Companies, Inc., a specialty multi-national apparel retailer with leading retail brands such as T-J-Maxx, Marshalls, and HomeGoods, from 2008 to 2013

Group Chief Information Officer at National Grid Plc., an international electricity and gas utility, from 2006 to 2008

Senior Vice President and Chief Information Officer of Gillette Company (Procter & Gamble) from 2002 to 2006

Skills and Qualifications:	Ms. Lane has 30 years of IT experience, including chief information officer roles in the consumer products, financial services, utilities and retail industries. From her multiple chief information officer roles, Ms. Lane provides the board with a substantial IT and business process background. With this experience she brings to the Board a deep understanding of the IT Services market in general as well as the IT services desired by our customers. Her knowledge is also valuable as we implement our core ERP platform and IT capabilities. Her service as an executive officer and board and committee member of a publicly traded company is experience the Board considers valuable. Ms. Lane also brings gender diversity to the Board.

EILEEN A. MALLESCH
Age:	59
Director Since:	2008
Bob Evans Board Committees:	Audit Committee (Chair); Nominating and Corporate Governance Committee
Other Public Company Boards:	State Auto Financial Corp.
Experience:

Senior Vice President and Chief Financial Officer at Nationwide Property & Casualty Insurance, a $16 billion property & casualty insurance company (Nationwide Insurance), from 2005 to 2009

Senior Vice President and Chief Financial Officer at Genworth Life Insurance from 2003 to 2005

Vice President and Chief Financial Officer at General Electric Financial Employer Services Group from 2000 to 2003

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Skills and Qualifications:	Ms. Mallesch was nominated to serve as a director because of her extensive knowledge and significant experience in the areas of auditing, finance, enterprise risk management, taxation and mergers and acquisitions. Her experience serving in management positions and as a board and committee member for large publicly traded organizations handling complex matters is experience the Board considers valuable. She also brings gender diversity to the Board.

LARRY S. McWILLIAMS
Age:	59
Director Since:	2014
Bob Evans Board Committees:	Audit Committee; Nominating and Corporate Governance Committee; Transition Committee
Other Public Company Boards:	Armstrong World Industries
Experience:

Co-CEO of Compass Marketing since 2012, a marketing advisory firm to Fortune 500 consumer package companies.

Chief Executive Officer at Keystone Foods LLC, a supplier of proteins and distribution services to the McDonalds system, from 2011 to 2012

Senior Vice President at Campbell Soup Company from 2001 to 2011

President at Campbell International, responsible for Campbell’s business in Europe, Latin America and Asia Pacific, from 2005 to 2010

President of Campbell USA from 2004 to 2005

President of Campbell Soup North America from 2003 to 2004

Skills and Qualifications:	Mr. McWilliams was nominated to serve as a director because of his extensive experience in food manufacturing, food marketing, food retailing, customer and executive management as well as his knowledge of food proteins and restaurant operations His experience serving as an executive officer and board and committee member of a publicly traded company is experience the Board considers valuable.

KEVIN M. SHEEHAN
Age:	61
Director Since:	2014
Bob Evans Board Committees:	Audit Committee; Finance Committee
Other Public Company Boards:	New Media Investment Group, Inc.; Dave & Buster’s Entertainment, Inc.
Experience:

Full-time Professor at the School of Business at Adelphi University in New York since January 2015

President and Chief Executive Officer of Norwegian Cruise Line, from 2010 – January 2015

Chief Executive Officer of Norwegian Cruise Line since 2008 Chief Financial Officer of Norwegian Cruise Line 2007 to 2010

Consultant to Cerberus Capital Management LP from 2006 to 2007, Clayton Dubilier & Rice from 2005 to 2006

Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division, global responsibility for Avis Rent A Car, Budget Rent A Car, PHH Fleet Management and Wright Express from 2003 to 2005

Skills and Qualifications:	Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the Chief Executive Officer and Chief Financial Officer of several large corporations provide him with important knowledge

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and skills, as well as an in depth understanding of the complexities of our current economic environment. Mr. Sheehan also brings significant financial expertise to the Board. His experience serving as an executive officer and board and committee member of two publicly traded companies is experience which the Board considers valuable.

MICHAEL WEINSTEIN
Age:	66
Director Since:	2014
Bob Evans Board Committees:	Compensation Committee, Finance Committee
Other Public Company Boards:	None
Experience:

Chairman and co-founder of INOV8 Beverage Consulting Group, LLC, a beverage consulting firm since 2012

Chairman of HYDRIVE Energy LLC, from 2006 to 2012

Chairman of INOV8 Beverage Company, LLC from 2005 to 2012

Consultant for Liquid Logic Consulting from January 2004 to December 2004

Skills and Qualifications:	Mr. Weinstein serves as a director because of his extensive knowledge and experience in strategic planning, marketing and branding, consumer and retail products, manufacturing and supply chain logistics. His service as an executive officer and consulting for beverage and confectionary companies is experience the Board considers valuable.

PAUL S. WILLIAMS
Age:	55
Director Since:	2007
Bob Evans Board Committees:	Compensation Committee (Chair); Nominating and Corporate Governance Committee; CEO Search Committee (Chair); Transition Committee
Other Public Company Boards:	Compass Minerals International, Inc.; Essendant, Inc.
Experience:

Managing Director, Major, Lindsey and Africa, a legal executive search firm since 2005

Chief Legal Officer and Executive Vice President, Cardinal Health, Inc., a healthcare services provider from 2001 to 2005

Skills and Qualifications:	Mr. Williams was nominated to serve as a director because of his experience as a lawyer and as the Chief Legal Officer of Cardinal Health, Inc., a publicly traded company, as well as his knowledge of mergers and acquisitions, legal and regulatory matters. In addition, Mr. Williams brings significant expertise in healthcare, human resources, leadership development and executive compensation policy matters to the Board. His experience serving as an executive officer and board and committee member (audit, compensation and governance), and serving as the lead independent director, of publicly traded companies (Essendant, Inc. (Fortune 500), State Auto Financial Corporation and Compass Minerals International, Inc. (S&P 1000)) is experience the Board considers valuable. Mr. Williams also brings ethnic diversity to the Board. He is a well-respected leader in the area of diversity, frequently speaking on diversity-related issues.

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Directors Serving on Boards of Other Public Companies

We believe it is advantageous for our Board members to serve on the boards of other public companies to obtain experience outside of our Company and our industry. To ensure that directors have sufficient time to devote to Board matters, however, our Corporate Governance Principles provide that directors and nominees may not serve on the boards of more than three other publicly traded companies. The following directors are also directors of other publicly traded companies, or have served in this capacity during the last five years.

Douglas N. Benham	-	American Residential Properties, Inc. (NYSE) (Chair – Audit Committee); Global Income Trust, Inc. (A non-traded public REIT)
Charles M. Elson	-	Healthsouth Corp. (NYSE) (Chair – Finance Committee)
Mary Kay Haben	-	Equity Residential (NYSE) (Chair – Compensation Committee); The Hershey Company (NYSE)
Kathy S. Lane	-	Earthlink Holdings Corp. (NASDAQ)
Eileen A. Mallesch	-	State Auto Financial Corporation (NASDAQ) (Chair – Audit Committee)
Larry S. McWilliams	-	Armstrong World Industries (NYSE)
Kevin M. Sheehan	-	New Media Investment Group, Inc. (NYSE)(Chair – Audit Committee); Dave and Buster’s Entertainment, Inc. (NASDAQ)(Chair – Audit Committee)
Paul S. Williams	-	Compass Minerals International, Inc. (NYSE) (Chair – Compensation Committee); Essendant, Inc. (NASDAQ)

Background to the Board’s Recommendation

Your Board’s multi-year succession planning process has resulted in a number of significant changes to the composition of the Board. With the assistance of third party search firms, the Board evaluation and succession planning process resulted in the addition of several highly qualified independent directors
Directors Years of Service
Average – 2.4 Years
Seven Directors – 1 Year
One Director – 2 Years
One Director – 7 Years
One Director – 8 Years

who have brought valuable experience and leadership in the restaurant, food service, packaged foods, hospitality, information technology, branding and consumer marketing fields. In addition, four of your directors were elected last year as part of a proxy contest, has provided to the board additional highly qualified directors who have brought valuable experience and leadership in the restaurant, food service, and packaged foods industries. As a result, the average years of service on the Board for a director is 2.4 years, with all of the directors being fully independent, and none of the directors that your Board has nominated for election having more than eight years of service on the Board.

In addition to the fresh and diverse perspectives that this significant succession brings to your Board, we believe these directors also provide your Board with best-of-market skill sets and expertise critical to driving our transformational growth initiatives.

In carrying out its responsibilities to identify, evaluate and recommend director nominees, the Nominating and Corporate Governance Committee (“NCG Committee”) considers factors it deems appropriate when evaluating candidates for the Board, including, without limitation: judgment, skill, diversity, independence, accountability, strength of character, experience with businesses and organizations of comparable size, experience with publicly traded companies, professional accomplishments, education, experience and skill relative to other Board members, desirability of the candidate’s membership on the Board and any committees of the Board, demonstrated leadership ability, existing relationships with Bob Evans and

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potential conflicts of interest, as well as the ability to represent all of our stockholders versus any special interest group.

While the Board does not have a formal policy on diversity, the NCG Committee takes into account the existing diversity reflected in the members of the Board, including their professional experience, skills, backgrounds and viewpoints, as well as in gender, ethnicity and national origin.

Depending on the current needs of the Board, certain factors may be weighed more or less heavily by the NCG Committee. In considering candidates for the Board, the NCG Committee will evaluate the entirety of each candidate’s credentials. However, there are no specific minimum qualifications that must be met by a NCG Committee-recommended nominee. Nevertheless, the NCG Committee does believe that all members of the Board should have the highest character and integrity, a formal college education, business experience, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as directors or service on Board Committees.

The NCG Committee and the Board believe that each of our ten nominees has professional experience in areas that are highly relevant to our strategy and operations and offers valuable leadership skills and diverse insight at a critical time for the Company. Among the range of experiences, our nominees’ backgrounds reflect, among others, the following experiences:

•	eight of our directors have significant leadership skills having served as chief executive officers/presidents of significant business operations;
•	at least two nominees have substantial financial background, having served as a chief financial officer or principal accounting officer of a large business organization; and
•	a significant number of our nominees have meaningful industry expertise in retail, restaurant and/or food service operations, consulting, financial industry analyst services, and human resources in complex business organizations.

We also believe that our 10 nominees have other attributes necessary to create an effective board: strong personal and professional ethics, integrity and values; keen vision and long-term strategic perspective; diversity; practical judgment and proven decision-making skills; the ability to devote significant time to serve on your Board and its committees and to work in a collaborative
Board Diversity

Directors experienced in the restaurant, food service, packaged foods, accounting and finance, law, corporate governance, hospitality, information technology, M&A, branding and consumer marketing fields

Women – 3;

Men – 7;

African American – 1;
Board Chair – 1 Woman; Committee Chairs – 2 Women, 4 Men

manner with other board members; and an unwavering commitment to representing the long-term interests of all our stockholders.

Based on the foregoing, the NCG Committee and the Board have concluded that it is in the best interests of the Company and its stockholders for each of the proposed nominees listed below to continue to serve as a director of Bob Evans.

Under our By-laws, and because our Board size will be 10 persons, this means that the 10 nominated candidates receiving the highest number of “FOR” votes cast by holders of shares represented in person or by proxy at the Annual Meeting will be elected, subject to meeting the Majority Voting Policy (as described below). This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be

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considered to have been voted for the director nominee. Similarly, broker non-votes, if any, will be counted for purposes of determining if there is a quorum, but will not be considered to have been voted for the director nominee.

Your Board of Directors strongly urges you to vote “FOR ALL” 10 of the nominees recommended by your Board of Directors.

Director Compensation

Prior to March 1, 2015

Our director compensation program provides that each non-employee director receives an annual grant of restricted common stock or stock units with a grant date value of approximately $100,000. Grants are made the day after the Annual Stockholders meeting. The restricted stock award vests in one year.

All non-employee directors also receive an annual retainer of $36,000 that is paid monthly. The Lead Independent Director receives an additional $20,000 annual retainer that is paid monthly. Non-employee directors receive $2,000 for each Board meeting they attend and $1,750 for each committee meeting they attend. If a non-employee director attends either the Board or a committee meeting telephonically rather than personally, they are paid one-half of the normal meeting fee, with the exception of the Audit Committee meetings where the Company’s earnings releases are reviewed. The non-employee directors who serve as the chair of a Board committee are paid an annual retainer fee that is paid monthly. The chair of each committee receives the following amounts: Audit, $12,500; Compensation, $10,000; Finance and NCG, $7,500.

Non-employee Directors are also reimbursed for out-of-pocket expenses for travel to and from Board and committee meetings. We maintain a life insurance policy with a death benefit of $50,000 on behalf of each non-employee director.

Effective March 1, 2015

The NCG Committee, with the assistance of its independent compensation consultant, determined to revise the Director Compensation Program and adopt an annual retainer versus a per meeting compensation system.

Each non-employee director continues to receive an annual grant of restricted common stock or stock units with a grant date value of approximately $100,000. Grants are made the day after the Annual Stockholders meeting. The restricted stock award vests in one year.

All non-employee directors also receive an annual retainer of $75,000 that is paid monthly. The Non-Executive Board Chair receives an additional $40,000 annual retainer, $15,000 in cash that is paid monthly and a grant of restricted stock with a value of $25,000 that vests in one year. The non-employee directors who serve as the chair of a Board committee are paid an annual retainer fee that is paid monthly. The chair of each committee receives the following amounts: Audit, $12,500; Compensation, $10,000; Finance and NCG, $10,000. Further that the members of the Transition Committee are paid $10,000 monthly during the period that they serve, but that the CEO Search Committee members do not receive additional compensation over the annual retainer.

Non-employee Directors are also reimbursed for out-of-pocket expenses for travel to and from Board and committee meetings. We maintained a life insurance policy with a death benefit of $50,000 on behalf of each non-employee directors, however this has been terminated effective as of September 1, 2015.

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We stopped offering group health insurance to future non-employee directors in 2011. Of the directors grandfathered as of that time, Ms. Mallesch is the only active director who has elected to participate in our group health insurance plan. She is (and any other directors who were grandfathered that elect to participate in the future would be) provided this benefit on the same terms as our employees, i.e., we pay the employer portion of their health insurance premiums and the participating directors pay the employee portion of the health insurance premiums. Upon retirement, a director who was eligible to participate in our group health insurance plan, whether or not elected during their term, may continue the coverage but must pay all health insurance premiums, including the employer portion that we pay prior to retirement. At this time, Messrs. Gasser and Williams are the only remaining directors who are not participating, but could make this election in the future.

In May 2010, we adopted the Bob Evans Farms, Inc. 2010 Director Deferral Program (“Director Deferral Program”). It is a nonqualified plan designed to provide our non-employee directors with the opportunity to defer compensation and receipt of restricted stock units on a pre-tax basis. The right of participants to receive their distributions from the Director Deferral Program is not secured or guaranteed, are subject to a substantial risk of forfeiture and remain as part of our general liabilities. Compensation deferred pursuant to the Director Deferral Program, including shares of our common stock, is distributed to the deferring director upon death, disability or other termination of service. In fiscal 2015, Messrs. Sheehan and Williams and Mmes. Haben and Mallesch participated in the deferral plan.

Fiscal 2015 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Douglas N. Benham	$119,458	$100,005	$0	$219,463
Charles M. Elson	57,917	100,005	0	157,922
Michael J. Gasser	102,750	100,005	0	202,755
Mary Kay Haben	156,318	100,005	0	256,323
David W. Head	62,500	100,005	0	162,505
Kathy S. Lane	92,250	100,005	0	192,255
Eileen A. Mallesch	110,625	100,005	0	210,630
Larry S. McWilliams	130,255	100,005	0	230,255
Kevin M. Sheehan	88,958	100,005	0	188,963
Michael F. Weinstein	56,375	100,005	0	156,380
Paul S. Williams	106,124	100,005	0	206,129

(1)    Represents cash paid in fiscal year 2015 for cash retainer fees and Board and committee meeting fees in accordance with the compensation program outlined in the narrative preceding this table.

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(2)    Each non-employee director elected to the Board of Directors on September 3, 2014 received a restricted stock grant of 2,323 shares as the annual stock retainer. The amounts reported reflect the fair market value of the stock on the day the shares were granted (calculated using the closing price of our common stock on the grant date). All shares were awarded under and in accordance with our Equity and Cash Incentive Plan.

Voting Standards for Director Elections. Our By-laws provide that, in uncontested elections (i.e., elections where the number of nominees is the same as the number of Board seats available), directors are elected by a majority of the votes cast (i.e., “Majority Voting Policy”). This means that more than 50 percent of the shares voted at the Annual Meeting must be cast in favor of the election of that director. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” the election of the director.

Our By-laws provide that before any incumbent director may be nominated for re-election by the Board in an uncontested election, he or she must submit an irrevocable letter of resignation, which would become effective if the director does not receive more than 50 percent of the votes cast at the Annual Meeting, and the Board accepts the resignation in accordance with policies and procedures adopted by the Board for such purposes.

If an incumbent director does not receive a majority of the votes cast, the NCG Committee and the Board considers whether to accept the director’s resignation in light of the best interests of our Company and our stockholders. When making this decision, the NCG Committee and the Board may consider any factors they determine to be appropriate and relevant, including any stated reasons why stockholders voted against the incumbent director (and any alternatives for addressing those reasons) and whether the loss of the director would:

•	eliminate a financial expert from the Audit Committee;

•	cause the Board to have less than a majority of independent directors;
•	cause us to fail to satisfy The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements;

•	result in our default or breach under any loan covenants or other material contracts; or

•	trigger a significant payment by us under an employment contract or other contract.

An unsuccessful incumbent would be expected not to participate in any meetings of the NCG Committee and the Board regarding his or her resignation. The Board must decide whether to accept or reject the director’s resignation within 90 days after receipt of the certified final stockholder vote for the election of directors. Within four business days following acceptance or rejection of the resignation, the Company would file a report with the SEC on Form 8-K discussing the Board’s decision and rationale.

In a contested election (i.e., elections where the number of nominees exceeds the number of Board seats available), our By-laws provide that the candidates receiving the highest number of “FOR” votes cast by holders of shares represented in person or by proxy at the Annual Meeting will be elected to the Board seats available. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining if there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Similarly, broker non-votes, if any, will be counted for purposes of determining if there is a quorum, but will not be considered to have been voted for the director nominee.

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PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Committee believes that our executive compensation program implements and achieves the goals of our compensation philosophy. That philosophy, which is set by the Compensation Committee, is to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. A significant portion of the total compensation opportunity for each of our executive officers is directly related to our stock price performance and to other performance factors that measure our progress against the goals of our strategic and operating plans.

We believe that we maintain “best practices” in our executive compensation programs. These practices include the following:

•	Our July 2015 ISS Compensation Quickscore was a “2” out of 10, with 1 being the highest.
•	Our executive compensation program uses a variety of performance measures designed to reward total Company, business unit and individual performance.
•	We fully disclose the performance measures, as well as the minimum, target and maximum levels for awards, in a fully transparent and easy to understand format so our stockholders can understand our “pay for performance” philosophy and how it works.
•	Through fiscal year 2015 our annual equity awards are performance-based and provide for a minimum pro rata three-year vesting period (except in limited circumstances involving death, retirement and termination of employment without cause).
•	For the fiscal year 2016 and beyond, we adopted a new short-term and long-term incentive program for our executives and employees.
•	Our equity plan has a “share ratio” feature for full value awards, so if we grant a share of restricted stock, 2.63 shares are deducted from the total number of shares available for grant.
•	Our equity plan prohibits the granting of options or stock appreciation rights at less than fair market value.
•	Our equity incentive plan prohibits the repricing of equity awards without stockholder approval.
•	We prohibit our executive officers and directors from pledging, hedging, or engaging in any derivatives trading with respect to our shares.
•	Our SERP is closed to future participants and as of fiscal year 2016 we no longer fund or accrue additional benefits. Only one of the current named executive officers is a participant.
•	We require our executive officers and directors to meet and maintain their ownership of Company stock per our Stock Ownership Guidelines. Directors and officers must verify they meet the stock ownership guidelines before being approved for any transactions in the Company’s stock. All of our executive officers and directors are on track to meet or exceed the Stock Ownership Guidelines.
•	Under our recoupment plan, which covers all executive officers, we can recover cash- or equity-based compensation paid to executive officers where the compensation is based upon the achievement of specified financial results that are the subject of a subsequent restatement, or in the event the officer takes actions that are contrary to the best interests of the Company.
•	Our executive compensation program includes a number of controls that mitigate risk, including the executive stock ownership guidelines, performance based bonus and long-term incentive compensation, and, our ability to recoup compensation paid to executives.
•	The Compensation Committee has engaged its own independent compensation consultant for officer

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compensation, which is not the same as the independent compensation consultant retained by the NCG Committee for setting board compensation.
•	The Compensation Committee, in conjunction with the Audit Committee, conducts an annual review and assessment of potential risks arising from our compensation programs (including the executive compensation program) and policies.

At our Annual Stockholders Meetings in 2011, 2012 and 2013, the stockholders overwhelmingly approved the “say on pay” advisory vote to approve our executive compensation with a “FOR” vote in excess of 97 percent of the votes cast.

Fiscal Year	Say on Pay Approval	At the 2014 Annual Meeting, although the executive compensation
2011	98.4%
2012	97.5%
2013	97.5%

program was still approved by a very significant margin, we saw the approval rate go to 74.1%. In reviewing the voting results on this proposal, the Compensation Committee contacted stockholders, and consulted with our proxy advisor firm and other outside advisors. Based on this review it was concluded that a large percentage of the votes against the executive compensation program in fiscal 2014 were from short term (i.e., less than year) institutional stockholders involved in the proxy contest who had subsequent to the 2014 meeting liquidated their positions in the Company. It was the opinion of the outside advisors that these stockholders had been swayed by the fact that we were involved in proxy contest at the time, and that fact was the likely reason for the drop in the approval level rather than the program itself, having previously been overwhelming supported by the stockholders.

The Compensation Committee reviewed the result of the stockholders’ advisory vote on executive compensation and in light of the approval by a substantial majority of our stockholders, and the impact of the proxy contest, determined that major changes to our executive compensation programs were not required. The Compensation Committee did however adopt for fiscal year 2016 a new short-term and long-term incentive plan in line with some comments received in order to further improve the Company’s overall compensation plan, but the new incentive program was being reviewed by the Committee prior to the 2014 vote.

As described below in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation programs are designed to support the Company’s business goals and promote short- and long-term profitable growth of the Company. Our equity plans are intended to align compensation with the long-term interests of our stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation table and other related compensation tables and narratives, which provide detailed information on the compensation of our listed officers. The Board and the Compensation Committee believe that the policies and procedures articulated in “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals and that the compensation of our listed officers reported in this proxy statement has supported and will contribute to the Company’s long-term success.

Under our By-laws, the approval of the advisory resolution on executive compensation requires the affirmative vote of the holders of a majority of votes represented in person or by proxy at the Annual Meeting. Abstentions with respect to this proposal will be counted as votes “AGAINST” the proposal. Any broker non-votes will not be treated as shares represented in person or by proxy at the Annual Meeting with respect to this proposal, and will not be considered to have been voted “FOR” or “AGAINST” this proposal.

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This advisory vote is non-binding but the Board and the Compensation Committee will give careful consideration to the results of voting on this proposal.

Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur at the Annual Stockholders meeting in 2016.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditors retained to audit our consolidated financial statements. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2016. Before selecting Ernst & Young LLP, the Audit Committee carefully considered, among other things, that firm’s qualifications as our independent registered public accounting firm and the audit scope. Although not required under Delaware law or our governing documents, as a matter of good corporate governance, the Audit Committee has determined to submit its selection to our stockholders for ratification. In the event that this selection of the independent registered public accounting firm is not ratified by our stockholders at the Annual Meeting, the Audit Committee will review its selection of Ernst & Young LLP.

Under our By-laws, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of votes represented in person or by proxy at the Annual Meeting. Abstentions with respect to this proposal will be counted as votes “AGAINST” the proposal. Any broker non-votes will not be treated as shares represented in person or by proxy at the Annual Meeting with respect to this proposal, and will not be considered to have been voted “FOR” or “AGAINST” this proposal. Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

Preapproval of Services Performed by the Independent Registered Public Accounting Firm. Under applicable SEC rules, the Audit Committee is required to preapprove the audit services and permitted non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair our auditors’ independence from us. SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee has adopted a policy which requires the Audit Committee to pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The policy contains a list of specific audit services, audit-related services and tax services that have been approved by the Audit Committee up to certain cost levels. This list is reviewed and approved by the Audit Committee at least annually. The preapproval of the services set forth in the list is merely an authorization for management to potentially use the independent registered public accounting firm for such services. The Audit Committee, with input from management, has the responsibility to set the terms of the engagement and negotiate the fees. The Audit Committee must specifically pre-approve any proposed services that are not included in the list or that will exceed the cost levels set forth on the list. The Audit Committee may delegate preapproval authority to its Chair or another member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. In no event does the Audit Committee delegate to management its responsibility to pre-approve services to be performed by the independent registered public accounting firm.

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All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific preapproval by the Audit Committee must be submitted to our Controller and must include a detailed description of the services to be rendered. Our Controller will determine whether such services fall within the list of services that have been preapproved by the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

All requests or applications for services to be provided by the independent registered public accounting firm that require specific preapproval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our Controller and must include a joint statement as to whether, in their views, the request or application is consistent with the SEC’s rules on auditor independence.

Fees of the Independent Registered Public Accounting Firm. The following table shows the fees that we paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2015, 2014, and 2013. The Audit Committee pre-approved all of the services described below.

	2015	2014	2013
Audit Fees	$1,763,626	$2,551,082	$675,720
Audit-Related Fees	34,000	33,228	390,671
Tax Fees	207,700	205,693	713,207
All Other Fees	0	0	0

Total Fees	$2,005,326	$2,790,003	$1,779,598

Audit Fees: This category includes the audit of our annual financial statements, the audit of internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees: This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits and accounting consultations.

Tax Fees: This category consists of professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees: None.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities for the accounting, financial reporting and internal control functions of the Company and its consolidated subsidiaries. The Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company’s independent registered accounting firm.

The Audit Committee also oversees the performance of the internal audit function and the Company’s compliance program with respect to legal and regulatory requirements and risk management. Each member of the Committee is independent as determined by the Board of Directors, based upon applicable laws and regulations and NASDAQ listing standards.

In fulfilling its oversight responsibilities with respect to the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered accounting firm all annual and quarterly financial statements (including any required management certifications), and the Company’s quarterly earnings announcements, prior to issuance. Management has the primary responsibility for preparing the financial statements and complying with the reporting process, including the systems of internal controls. The independent registered accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with United States generally accepted accounting principles and for providing their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and to express an opinion on the Company’s internal control over financial reporting based on their audit.

During fiscal 2015, among other matters, the Audit Committee:

•	reviewed the quality and integrity of the Company’s financial statements;

•	received periodic updates and provided oversight with respect to management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

•	discussed periodically with the independent registered accounting firm management’s assessment process and conclusions with respect to the Company’s internal control over financial reporting and the independent auditors’ own evaluation of the Company’s system of internal control over financial reporting;

•	reviewed the qualifications, independence, and performance of the independent registered accounting firm, including recent and historical performance on the Company’s audit, as well as discussing the audit fees and their connection to audit quality;

•	oversaw the assessment of the independent registered accounting firm’s lead partner and audit team for the fiscal year 2015 audit including the partner rotation process;

•	oversaw the process of evaluating and retaining a new chief financial officer;

•	reviewed the co-sourcing of the internal audit function to a major independent accounting firm, to strengthen the depth of expertise and experience in this critical function of the Company’s internal controls and risk management processes;

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•	reviewed the performance of the Company’s internal audit function including the scope and overall plans for internal audit;

•	oversaw compliance with respect to legal and regulatory requirements and risk management;

•	oversaw the Company’s Enterprise Risk Management program, reporting on such matters to the full Board of Directors, discussing individual risk areas with management and monitoring effectiveness of management’s execution of its responsibility to identify, assess, manage, and mitigate risks; and

•	reviewed with management the scope and effectiveness of the Company’s disclosure controls and procedures.

During fiscal 2015, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure matters with the Audit Committee. The Audit Committee discussed with Ernst & Young LLP, the Company’s independent registered accounting firm (‘‘Ernst & Young’’), the matters required to be discussed by Auditing Standard No. 16, ‘‘Communications with Audit Committees’’ issued by the Public Company Accounting Oversight Board. The Audit Committee also discussed with Ernst & Young matters relating to Ernst & Young’s independence from management and the Company, including the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the independent auditors their independence, including the impact of fees paid for non-audit services. The Audit Committee is responsible for approving the services provided by the independent auditor and the associated fees. The Audit Committee concluded that Ernst & Young is independent from management and the Company.

The Audit Committee discussed with Ernst & Young and the Company’s internal audit management the overall scope and plans for their audits. The Audit Committee regularly monitors our compliance with Section 404 of the Sarbanes-Oxley Act. The Company uses the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) framework to evaluate the effectiveness of our internal control over financial reporting. The Audit Committee periodically reviews the suitability of this framework with management. The Audit Committee and management believe that the COSO 2013 framework is a suitable framework for its evaluation of our internal control over financial reporting because it is free from bias, permits reasonably qualitative and quantitative measurements of our internal controls, is sufficiently complete so that those relevant factors that would alter a conclusion about the effectiveness of our internal controls are not omitted and is relevant to an evaluation of internal control over financial reporting. The Audit Committee meets with both Ernst & Young and the Company’s internal audit management to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee also meets in separate private sessions periodically with Ernst & Young, Internal Audit, Chief Financial Officer, General Counsel, and other members of management as needed. The Audit Committee also meets in executive session without management after each Audit Committee meeting.

In reliance upon the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended April 24, 2015.

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The Audit Committee and the Board of Directors have also recommended the selection of Ernst & Young as the Company’s independent auditors for the fiscal year ending April 29, 2016.

AUDIT COMMITTEE

Eileen A. Mallesch, Chair

Douglas N. Benham

Kathleen S. Lane

Larry S. McWilliams

Kevin M. Sheehan

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

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CORPORATE GOVERNANCE

Board Responsibilities

The Board oversees, counsels and directs management in the long-term interests of our Company and our stockholders. The primary responsibilities of the Board and its committees include:

•	Strategy: The Board actively works with management to develop annual and long-term strategies for our business. The Board and the Finance Committee evaluate, approve and monitor the achievement of our business, strategic and financial objectives, plans and actions.
•	Leadership and Succession Planning: The Board, the Compensation Committee, the NCG, and the temporary CEO Search Committee, are responsible for the selection, evaluation and compensation of our directors and executive officers, including our chief executive officer. The Board and the NCG Committee also work with management in the development of succession plans for our directors and executive officers.
•	Operating Performance: The Board and the Finance Committee regularly monitor our operational execution and financial performance, and discusses improvements and changes when appropriate. The Board holds management accountable for the execution of our strategic plans. The Board and the Audit Committee also work with management in the assessment and mitigation of our major risk factors.
•	Governance: The Board and the NCG Committee oversee the establishment, implementation and maintenance of policies, practices and procedures to ensure that our business is conducted with the highest standards of ethical conduct and in conformity with applicable laws.

The independent directors meet in executive sessions, without management, at the start or conclusion of most Board meetings and at other times they deem necessary or appropriate. The Non-Executive Chair of the Board presides at these sessions.

Director Independence

Your Board follows NASDAQ rules in determining whether our directors are “independent.” The NASDAQ rules contain both bright-line, objective tests and a subjective test for determining who is an independent director. The objective tests provide specific situations where a director will not be considered independent. For example, a director is not independent if he or she is employed by us or is a partner in or executive officer of an entity to which we create, or from which we received, payments in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Your Board annually reviews the independence of each director and has determined that all of our non-employee directors qualify as independent under the objective and subjective tests.

In evaluating independence under the subjective test, the Board reviewed and discussed all relevant facts and circumstances, including information provided by the directors and management regarding each non-employee director’s business and personal activities as they relate to us. The Board considered transactions between us and entities associated with the non-employee directors or members of their immediate family. These transactions were reviewed in the context of the NASDAQ objective tests, the special standards established by the SEC for members of audit committees, and the special standards established by the SEC and the Internal Revenue Service for compensation committee members.

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Board Leadership Structure

Your Board is currently comprised of 11 independent directors. Ms. Haben has served as Non-Executive Chair of the Board since October 9, 2014. As set forth in our Corporate Governance Principles, the Non-Executive Chair of the Board is responsible for:

•	Providing direction to the chief executive officer in the areas of strategy, leadership, operating performance and governance;
•	Providing direction to the chief executive officer regarding an appropriate schedule for Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with our operations;
•	Approving with the chief executive officer the agenda and schedules for each Board meeting with the understanding that agenda items requested on behalf of the independent directors will be included in the agenda and given sufficient time and consideration;
•	Approving with the chief executive officer information sent to the Board;
•	Advising the chief executive officer as to the quality, quantity and timeliness of the flow of information from management that is necessary or appropriate for the independent directors to perform their duties effectively and responsibly, with the understanding that the independent directors will receive any information requested on their behalf by the Non-Executive Chair of the Board;
•	Calling, coordinating, developing the agenda for, and chairing meetings of the independent directors;
•	Acting as principal liaison between the independent directors and the chief executive officer and, when necessary, ensuring the full discussion of those issues at Board meetings;
•	Partnering with the Chair of the Compensation Committee to review the performance of the chief executive officer.
•	Assisting the NCG Committee, the Board and management in ensuring compliance with and implementation of our Corporate Governance Principles;
•	Providing input to the NCG Committee regarding the appointment of the non-executive board chair and members of Board committees;
•	Partnering with the Chair of the NCG Committee on the annual self-evaluation process for the Board and its Committees;
•	Serving as chair at Board meetings; and
•	Serving as a liaison for consultation and communication between the Company and a stockholder, when the normal management channels for stockholder communication are unavailable or not appropriate.

The Board has four standing committees: Audit, Compensation, Finance, and NCG. Each of these committees has a separate independent chairperson, and is composed solely of independent directors. The Board also has two special temporary committees: the CEO Search Committee and the Transition Committee. Each of these committees has a separate independent chairperson, and is composed solely of independent directors. Detailed information on each Board committee is contained in the section captioned “—Board Committees and Charters” below.

We believe that an independent Non-Executive Chair of the Board, together with independent chairs for each of the Board committees, and regularly scheduled executive sessions of the Board, is the most appropriate Board leadership structure for us at this time. This structure demonstrates to all of our stakeholders, including our stockholders, that your Board is committed to stockholder value creation, as well as engaged independent leadership and the performance of its responsibilities. Experienced and independent directors, sitting on various committees with independent chairpersons, oversee our operations, risks, performance, executive compensation and business strategy.

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Board Committees and Charters

The Board appoints the members of its committees and delegates various responsibilities and authority to each committee. The Board currently has standing Audit, Compensation, Finance, and NCG Committees. Each of these committees has a chairperson, and is composed solely of independent directors. Each standing Board committee has a written charter approved by the Board. Copies of each charter are posted on our website, www.bobevans.com, in the “Investors” section under “Corporate Governance.” As described below, the Board has also created two temporary committees, the CEO Search Committee and the Transition Committee, each of which has a chairperson, and is composed solely of independent directors. Each committee has the power to, as it deems necessary, engage outside experts, advisers and counsel to assist it in its work.

The following table identifies our current committee members, and also indicates the number of meetings held by each committee during fiscal 2015. The Board held 22 meetings during the fiscal year ending April 24, 2015.

Name	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee	CEO Search Committee	Transition Committee
Douglas N. Benham	●		Chair		●	●
Charles M. Elson		●		Chair
Michael J. Gasser		●	●
Mary Kay Haben					●	Chair
David W. Head		●	●		●
Kathleen S. Lane	●			●	●
Eileen A. Mallesch	Chair			●
Larry S. McWilliams	●			●		●
Kevin M. Sheehan	●		●
Michael F. Weinstein		●	●
Paul S. Williams		Chair		●	Chair
Number of meetings in Fiscal 2015	12	8	13	7	15	8

Meetings include actions taken by the Board or a Committee by consent.

Audit Committee. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s primary responsibilities include:

•	overseeing our accounting and financial reporting processes, audits of our consolidated financial statements and our internal audit function;
•	directly appointing, compensating and overseeing our independent registered public accounting firm;
•	assessing our risk management processes;
•	instituting procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•	assisting the Board in the oversight of internal control over financial reporting.

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The Audit Committee also reviews and pre-approves all audit services and permitted non-audit services provided by our independent registered public accounting firm to us or any of our subsidiaries and confirm that we do not engage our independent registered public accounting firm to perform any services prohibited by any applicable law, rule or regulation.

The Board has determined that each member of the Audit Committee is independent, including under the special standards established by the SEC for members of audit committees. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheets, income statements and cash flow statements. The Board has also determined that Ms. Mallesch qualifies as an “audit committee financial expert” under SEC rules.

The Audit Committee’s responsibilities and activities are also described in detail in the Audit Committee’s charter, available on the Company’s website, and under the section “—Audit Committee Report” below.

Compensation Committee. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our executive officers. The Compensation Committee’s primary responsibilities include:

•	overseeing and periodically reviewing our “pay for performance” compensation philosophy and its execution throughout our organization;
•	reviewing with management and approving the general compensation policy for our executive officers;
•	reviewing and approving the compensation of our executive officers in light of goals and objectives approved by the Compensation Committee;
•	administering our stock-based compensation plans and approving stock-based awards;
•	assessing our Company’s compensation risk management processes with the assistance of the Audit Committee;
•	evaluating the need for, and terms of, the change in control/severance policy with our executive officers; and
•	reviewing and making recommendations to the Board with respect to incentive compensation plans and stock-based compensation plans in accordance with applicable laws, rules and regulations.

The Board has determined that each member of the Compensation Committee is independent, is a “non-employee director” under SEC rules, and is an “outside director” under applicable tax laws and regulations.

For more information on the responsibilities and activities of the Compensation Committee, including its process for determining executive compensation and the role of our executive officers in that process, see the sections titled “—Compensation Discussion and Analysis,” “—Compensation Committee Report” and “—Executive Compensation” below, as well as the Compensation Committee’s charter available on the Company’s website.

The Compensation Committee has retained the services of Towers Watson & Co. (“Towers Watson”), an executive compensation consulting firm, to assist the Compensation Committee with its responsibilities. Towers Watson reports directly to the Compensation Committee with respect to executive compensation consulting services. Before retaining Towers Watson the Compensation Committee determined that Towers Watson was fully independent. For more information regarding the role of the compensation consultant, see the “—Compensation Discussion and Analysis” contained in this proxy statement.

Finance Committee. The Finance Committee reviews and recommends matters related to our capital structure, including the issuance of debt and equity securities; banking

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arrangements, including the investment of corporate cash; and management of the corporate debt structure. In addition, the Finance Committee reviews and approves material finance and other cash management transactions. The Finance Committee is also responsible for overseeing and advising the Board on:

•	assessing capital expenditures, operating income, cash flow, cash management and working capital;
•	reviewing investment strategies and policies;
•	assessing the dividend payment policy;
•	reviewing plans to repurchase the Company stock;
•	assessing adjustments to our capital structure;
•	assessing annual and five-year capital plans and specific capital plan investments;
•	assessing financial aspects of insurance and risk management;
•	reviewing our actual and forecasted operating performance;
•	reviewing our annual earnings guidance; and
•	reviewing financial aspects of proposed mergers, acquisitions, divestitures, strategic investments, collaborations and joint ventures.

The Board has determined that each member of the Finance Committee is independent.

Nominating and Corporate Governance Committee. The purpose of the NCG Committee is to identify and recommend to the Board qualified individuals for nomination, election or appointment as directors and executive officers, succession planning for the Board and for our executive officers, and compensation policies for the Board, such as:

•	devising and implementing processes for the recruitment, selection and retention of directors;
•	reviewing and making recommendations to the Board
regarding the organizational structure of the Board and its committees and succession plans for the Board;
•	reviewing and making recommendations to the Board and executive management regarding our organizational structure and succession plans for our executive officers; and
•	reviewing and making recommendations to the Board regarding the compensation structure and policies of the Board and its committees.

The NCG Committee has retained the services of Pearl Meyer (“Pearl Meyer”), a compensation consulting firm, to assist the Committee with its responsibilities related to board compensation. Pearl Meyer reports directly to the NCG Committee with respect to board compensation consulting services. Before retaining Pearl Meyer the NCG Committee determined that Pearl Meyer was fully independent.

The NCG Committee is also responsible for overseeing and advising the Board on corporate governance matters and practices, including:

•	developing, reviewing and assessing corporate governance guidelines and principles;
•	reviewing and assessing our compliance with SEC and NASDAQ rules and other applicable legal requirements pertaining to corporate governance;
•	reviewing procedures designed to identify and, when appropriate, approving related person transactions.

The NCG Committee’s charter, available on the Company’s website, describes its responsibilities and activities in more detail.

In carrying out its responsibilities to identify, evaluate and recommend director nominees, the NCG Committee considers factors it deems appropriate when considering candidates for the Board, including, without limitation: judgment, skill, diversity, independence, accountability, strength of character, experience with businesses and organizations of

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comparable size, experience with a publicly traded company, professional accomplishments, education, experience and skill relative to other Board members, desirability of the candidate’s membership on the Board and any committees of the Board, demonstrated leadership ability, existing relationships with us and potential conflicts of interest and the ability to represent all of our stockholders. While the Board does not have a formal policy on diversity, the NCG Committee takes into account the existing diversity reflected in the members of the Board, including their professional experience, skills, backgrounds and viewpoints, as well as in gender, ethnicity and national origin. Depending on the current needs of the Board, certain factors may be weighed more or less heavily by the NCG Committee. In considering candidates for the Board, the NCG Committee will evaluate the entirety of each candidate’s credentials. However, there are no specific minimum qualifications that must be met by a NCG Committee-recommended nominee. Nevertheless, the NCG Committee does believe that all members of the Board should have the highest character and integrity, a formal college education, business experience, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as directors or service on Board Committees.

The NCG Committee considers candidates recommended by our stockholders and evaluates them using the same criteria as for other candidates. The NCG Committee also has used, and may in the future use, third party search firms to identify potential director candidates.

A stockholder who wants to recommend a prospective nominee for consideration by the NCG Committee should submit the candidate’s name, address and qualifications to Corporate Secretary at Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054, as described below under the section titled “Stockholder Proposals for the 2015 Annual Meeting”.

CEO Search Committee. The purpose of the CEO Search Committee is to organize and implement the search for a new chief executive officer.

Transition Committee. The purpose of the Transition Committee is to assist the interim members of the office of chief executive, as well as other executive officers, with questions regarding the operations of the Company during the period prior to the appointment of a new chief executive officer.

Board Meetings and Attendance at Annual Meetings of Stockholders. The Board and its committees meet throughout the year on a set schedule and also hold special meetings and act by consent from time to time as appropriate. The Board held 22 meetings during the fiscal year ending April 24, 2015. Each director is expected to attend each meeting of the Board and the committees on which he or she serves. In fiscal year ending April 24, 2015, every director attended at least 75 percent of the meetings of the Board and the committees on which he or she served held during his or her time of service. According to our Corporate Governance Principles, each director is expected to attend each Annual Meeting of our stockholders. All of our then incumbent directors attended our last Annual Meeting of stockholders held in August 2014.

Resignation, Retirement and Term Limits for Directors. When a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the director must tender a letter of conditional resignation to the Board and the NCG Committee. The NCG Committee will consider whether the director’s new occupation or retirement is consistent with the rationale for originally selecting that individual, the guidelines for Board membership (e.g., independence) and the current needs of the Board. The NCG Committee will recommend action to be taken by the Board regarding the resignation based on the circumstances of retirement, if that is the case, or in the case of a

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new position, the responsibility, type of position and industry involved.

In January 2015, Mr. Sheehan resigned from his position as President and Chief Executive Officer of Norwegian Cruise Lines and he submitted a conditional resignation to the NCG Committee. The NCG Committee reviewed the resignation and recommended to the Board that Mr. Sheehan’s resignation not be accepted, and the Board did not accept the resignation based on the recommendation.

Pursuant to our Corporate Governance Principles, a director may not stand for re-election to the Board after having served on the Board of a term of 15-years. Under the policy, Mr. Gasser cannot be re-nominated to the Board and as such he is retiring immediately prior to our Annual Stockholder’s meeting.

Stockholder Communications with the Board.

The Board believes it is important for stockholders to have a process to communicate with the Board, committees of the Board and individual directors. Any stockholder may contact the Board or any member or committee of the Board by writing to them at Bob Evans Farms, Inc., Attention Corporate Secretary, 8111 Smith’s Mill Road, New Albany, Ohio 43054.

E-mails may also be sent to the Audit Committee at: audit.comm@bobevans.com.

Stockholders should note that:

•	All questions and concerns regarding accounting, internal accounting controls or auditing matters are promptly forwarded to the Audit Committee for review and investigation.
•	All other communications are initially reviewed by our general counsel before being forwarded to the appropriate board member(s) or party. The Non-Executive Board Chair is promptly notified of any such communication that alleges misconduct on the part of top management or raises legal, ethical or compliance concerns about our policies or practices.
•	The Non-Executive Chair of the Board receives copies of all other Board-related communications on a periodic basis.

Typically, communications unrelated to the duties and responsibilities of the Board are not forwarded to the directors, such as product complaints and inquiries, new product and location suggestions, résumés and other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, junk mail and mass mailings.

Board Role in Risk Oversight. Your Board has overall responsibility for risk oversight with a focus on the most significant risks facing our Company. Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown. Some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact. In other cases, the adverse impact could be significant, and it is prudent to expend resources to avoid or mitigate the potential adverse impact. Sometimes a higher degree of risk may be acceptable because of a greater perceived potential for a return on our investment.

Management is responsible for:

•	identifying risk and risk controls related to significant business activities;
•	identifying risks related to our short and long term strategies and the potential impact of such risks on our strategies; and
•	developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential return and the appropriate manner in which to control risk.

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The Board implements its risk oversight responsibilities by having management provide periodic reports on the significant risks that we face and how we control or mitigate risk, if and when appropriate. In some cases, risk oversight is addressed as part of the full Board’s engagement with the Chief Executive Officer and management. In other cases, a Board committee is responsible for oversight of specific risk topics. For example,

•	the Audit Committee oversees our enterprise risk management program, as discussed in greater detail below, as well as issues related to internal controls over financial reporting;
•	the Nominating and Governance Committee oversees issues related to our governance structure, corporate governance matters and processes, risks arising from related person transactions, as well as issues related to Board and management succession;
•	the Finance Committee oversees issues related to our capital and debt structure; and
•	the Compensation Committee, with the assistance of the Audit Committee, oversee risks related to our executive compensation programs, as discussed in greater detail below.

Presentations and other information provided to the Board and its committees generally identify and discuss relevant risks and risk control. The Board assesses and oversees risks as a part of its review of our related business, financial or other activities.

We have a formal enterprise risk management program that is managed by our chief financial officer and is overseen by our Audit Committee. Management, through its enterprise risk management steering committee, initially completed a comprehensive enterprise risk management (“ERM”) review of the Company, in which the identification of enterprise level risks and mitigation processes were the primary topics. Formal policies and processes were established as part of the review for ongoing risk assessment. This initial review was overseen by the Audit Committee with the exception of the risks related to executive compensation programs, which was overseen by the Compensation Committee. Management continues to evaluate and assess risks to the Company under the ERM program, and provides the Audit Committee and Board with updates, and the Compensation Committee and the Audit Committee continue to jointly complete an annual executive compensation risk assessment.

Risk Assessment in Compensation Programs.

Management, the Compensation Committee and the Audit Committee at least annually assess the Company’s executive compensation programs. Based upon all of the facts and circumstances available at the time of the filing of this proxy statement, management, the Compensation Committee and the Audit Committee concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was conducted by management and overseen by the Compensation Committee, in consultation as needed with its independent compensation consultant, and also reviewed by the Audit Committee. In particular, in reaching its conclusion, these parties reviewed the compensation system in light of the following areas of risk:

•	whether a particular business unit carries a significant portion of the Company’s risk profile;
•	whether any business unit’s compensation structure is significantly different than that of the other business units;
•	whether any business unit is significantly more profitable than any other business unit; and
•	whether any business unit’s compensation expense is a significant percentage of its revenue.

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These parties do not believe that any of these compensation risk factors applies to the Company’s compensation policies and practices in any meaningful manner.

Code of Conduct. The Board has adopted a Code of Conduct that sets forth standards regarding honest and ethical conduct, full and timely disclosure and compliance with the law. The Code of Conduct embodies our expectations for ethical behavior and is built around our corporate values. The Code of Conduct applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer and controller. Your Board has also adopted a Code of Ethics for Financial Personnel that sets forth standards regarding honest and ethical conduct related to the preparation of our financial statements. A copy of the Code of Conduct and the Code of Ethics for Financial Personnel are available on our web site, www.bobevans.com, in the “Investors” section under “Corporate Governance.” Amendments to the Code of Conduct or waivers of the Code of Conduct granted to executive officers and directors will also be disclosed on our web site within five days following the date of the amendment or waiver.

Transactions With Related Persons. Your Board has adopted a Related Person Transaction Policy (the “Policy”) that is administered by the NCG Committee. The Policy applies to any transaction or series of transactions in which we participate, the amount involved exceeds $100,000, and a “related person” has a direct or indirect material interest. According to SEC rules, a “related person” is a director, officer, nominee for director, or five percent stockholder of our Company since the beginning of the last fiscal year and their immediate family members. Related person transactions do not include: (1) interests arising solely from ownership of our stock if all stockholders receive the same benefit; (2) compensation to our executive officers if approved by our Compensation Committee; and (3) compensation to our directors if the compensation is disclosed in our proxy statement.

Under the Policy, all related person transactions will be referred to the NCG Committee for approval, ratification, revision or termination. No director may participate in the consideration of a related person transaction in which he or she or an immediate family member is involved. The NCG Committee can approve and ratify only those transactions that it finds to be in our best interests. In making this determination, the NCG Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;
•	the approximate dollar value of the transaction;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could be reached with an unrelated third party;
•	the purpose of the transaction and its potential benefits to us; and
•	any other information regarding the transaction or the related person that would be material to investors in light of the circumstances.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into Bob Evans’ Annual Report on Form 10-K for the fiscal year ended April 24, 2015.

Submitted by the Compensation Committee:

Paul S. Williams, Chair

Charles M. Elson

David W. Head

Michael J. Gasser

Michael F. Weinstein

COMPENSATION DISCUSSION AND ANALYSIS

Who are our “named executive officers?”

Under the SEC rules, our named executive officers in any fiscal year consist of our:

•      chief executive officer,

•      chief financial officer,

•      our three other most highly compensated executive officers and if applicable,

•      up to two former named executive officers who would have been our named executive officers if they were still with the Company.

For the upcoming 2016 fiscal year, based on the compensation information from our 2015 fiscal year, our named executive officers are:

		J. Michael Townsley	Co-Member, Office of the Chief Executive and President, BEF Foods, Inc. (chief executive officer)
		T. Alan Ashworth	Senior Vice President, Corporate Development and Finance, and Treasurer, Bob Evans Farms, Inc.
		Colin M. Daly	Executive Vice President, General Counsel and Corporate Secretary, Bob Evans Farms, Inc.

Mark E. Hood	Co-Member, Office of the Chief Executive and Chief Financial Officer, Bob Evans Farms, Inc. (chief executive officer and chief financial officer)	Joseph R. Eulberg	Former Executive Vice President, Human Resources, Bob Evans Farms, Inc. (Mr. Eulberg was terminated from his position with the Company effective May 15, 2015.)

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What information does this section contain? Our Compensation Discussion and Analysis offers stockholders detailed information regarding the compensation awarded, earned by or paid to each of our “named executive officers,” as defined under SEC rules. We provide both the historic information for our just completed fiscal year ended April 24, 2015, including the performance metrics that were in effect and how our named executive officers and the Company performed against those metrics, as well as the performance metrics established by the Compensation Committee for the upcoming fiscal year ending April 29, 2016.

What are the objectives of Bob Evans’ executive compensation program? The overall goal of our executive compensation program is the same as our goal for operating our Company – to maximize value for our stockholders over time by aligning the financial interests of our executive officers and our stockholders. We seek to achieve this goal by establishing compensation programs that “pay for performance.” We use the following objectives to guide our overall approach for determining pay for our executive officers and to monitor and manage compensation:

•	Focusing our executive officers on increasing value for our stockholders through the achievement of our annual operating plan;

•	Competing effectively with other restaurant or food products companies and comparably sized businesses for executive talent; and

•	Recognizing and rewarding individual achievements while supporting our team-based culture.

What is the executive compensation program designed to reward? Our executive compensation program is designed to reward performance, including total company, business unit and individual performance. More than half of each executive officer’s potential, total annual compensation is comprised of an annual cash performance bonus and stock-based incentive compensation, each of which we describe in more detail below. We base all annual cash performance bonuses and most stock-based incentive compensation solely upon the achievement of performance goals derived from key business metrics associated with our annual operating plan. The performance goals and related awards are designed to motivate our executive officers to accomplish financial and strategic business objectives and to perform at their highest level. Our executive compensation program is also designed to attract and retain key executives by paying salaries and benefits that are competitive in the restaurant and food products industries.

Does Bob Evans review the compensation of its executive officers relative to the compensation paid by other companies?

Yes. When the Compensation Committee makes compensation decisions, it reviews the compensation of our executive officers and the compensation of similarly positioned executives in market survey data to gain a general understanding of current market compensation practices for these positions. Our Compensation Committee generally targets each element of our executive officers’ compensation to be within 10 to 20 percent of the market median (50th percentile) of the restaurant and food products industries for comparable positions. The Compensation Committee uses market compensation information only as a reference point to review whether our compensation practices are consistent with the market so we can retain and attract executive talent.

Market compensation is not the only factor considered in setting compensation. Our Compensation Committee believes that each executive officer’s compensation can be set at a level above or below the market median of the restaurant and food products industries depending on several factors, such as our Company’s performance, the individual’s performance, the individual’s current and potential future role with us, and whether the individual’s compensation is fair and equitable as compared to our other executive officers’ compensation. Based on market data, we believe that compensation within the restaurant and food products industries tends to be somewhat

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lower than the broader general industry segment. As a result, when we need to hire a new executive or retain an executive whose position is not specifically tied to the restaurant or food products industry, we may need to pay that executive more than the market median for that position within the restaurant industry and review the compensation for that position in the overall market. We strongly believe that target compensation under our incentive plans should allow for above-median compensation for exceptional performance, as well as below-median compensation when performance falls below our expectations.

Towers Watson, our Compensation Committee’s executive compensation consultant (the “compensation consultant”), periodically provides the Compensation Committee with a report that reviews each element of our executive officers’ compensation (i.e., base salary, target cash bonus and target stock-based compensation) based on survey information. In the fiscal year ended April 24, 2015 Towers Watson’s review of market base salary data came from three surveys, one being restaurant focused and two being general industry focused. The surveys were Aon Hewitt’s 2014 Chain Restaurant Total Rewards Association Executive and Management Compensation Survey, as well as two general industry compensation surveys – the Towers Watson 2014 Executive Compensation Database and Mercer’s 2014 US Executive Benchmark Database Survey Report. Our Compensation Committee does not know the names of the individual companies included in the surveys nor does it consider that information to be material. The information from these surveys is only used to provide the Compensation Committee with a general understanding of current compensation practices for our executive officer positions. The general consensus of the Compensation Committee based on these reviews is that our executive officer compensation falls within the parameters they have established, but slightly towards the lower end of the scale.

The Compensation Committee also reviews the compensation of our chief executive officer and chief financial officer as compared to the compensation paid to officers holding these positions at a specific group of peer companies established by the Compensation Committee. The Compensation Committee, with the assistance of its compensation consultant, reviews the companies included in this peer group periodically to ensure that they are still relevant for comparative purposes.

How is executive compensation determined?

Under its written charter, our Compensation Committee has the sole authority to determine all elements of our executive officers’ compensation. We refer to the executive officers listed in the Summary Compensation Table as our “named executives.” Additionally, the Compensation Committee is responsible for administering our equity and cash incentive plan (the “Equity and Cash Incentive Plan”) which is the Company’s primary vehicle for issuing the equity and cash bonuses.

Our chief executive officer (and in fiscal 2015 for fiscal 2015 and 2016 compensation, Messrs. Hood and Townsley who acted as interim co-members of the office of chief executive since we did not have a chief executive officer), and representatives from our human resources and legal departments, and a representative of our compensation consultant, regularly attend Compensation Committee meetings. They work closely with the Compensation Committee Chair in establishing and prioritizing projects and setting meeting agendas and the action register. At the request of the Compensation Committee, the compensation consultant and management prepare reports and other materials for each Compensation Committee meeting.

In setting executive compensation, the Compensation Committee holds discussions with our chief executive officer, a representative of human resources, and our compensation consultant. Management makes recommendations regarding annual performance goals and targets for the Compensation Committee’s consideration and approval. Our chief executive officer, with the assistance of business segment leaders and representatives of

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our Human Resources department, provides the Compensation Committee with a performance assessment of all executive and makes specific recommendations to the Compensation Committee regarding their compensation. Our chief executive officer is not present during the Compensation Committee’s deliberations or decisions regarding his compensation.

Historically the Compensation Committee used a formal performance planning and evaluation process for our chief executive officer’s compensation. At the start of each fiscal year, the chief executive officer would create objectives and development goals for himself and would submit them to the Compensation Committee Chair and the Lead Independent Director. With the separation of the positions of chairman of the board and chief executive officer, the process going forward is to provide those to the Non-Executive Board Chair. The Compensation Committee Chair and the Non-Executive Board Chair, with input from the other independent directors, would then prepare final objectives and development goals, which would be submitted to the Compensation Committee for its approval.

Throughout the fiscal year the Compensation Committee Chair and the Non-Executive Board Chair would have discussions with the chief executive officer regarding his performance. At the end of the fiscal year, the chief executive officer would provide the Committee with a written self-assessment of his performance to the Board. Additionally, each independent director would complete a written evaluation of the chief executive officer’s performance using an evaluation form adopted by the Compensation Committee. The evaluation form would rate the chief executive officer’s performance based on:

•	Our overall financial performance;
•	Strategic planning, vision and leadership;
•	Relationship management; and
•	Personal and professional development.

The Compensation Committee Chair and the Non-Executive Board Chair would then prepare a formal evaluation of the chief executive officer’s performance using the self-assessment and the evaluation forms completed by the independent directors. The Compensation Committee would take this information into consideration in setting the chief executive officer’s compensation and performance goals for the next fiscal year.

How does the Compensation Committee keep track of how much Bob Evans’ executive officers are paid? When making compensation decisions, the Compensation Committee reviews tally sheets and wealth accumulation information prepared for each of our executive officers by its compensation consultant. The purpose of the tally sheets and wealth accumulation information is to bring together, in one place, all of the elements of compensation for our executive officers. Each summary contains the annual dollar value of each component of the executive’s compensation, including base salary, annual cash performance bonus, stock-based compensation, perquisites (as defined by SEC regulations) and retirement benefits. This information is provided for at least the last two fiscal years so the Compensation Committee can compare the year-over-year differences in each component of compensation.

What are the elements of Bob Evans’ executive compensation program? Our executive compensation program consists of the following elements:

•	Annual base salaries;
•	Annual cash performance bonuses;
•	Stock-based incentive compensation;
•	Retirement benefits;
•	Severance benefits; and
•	Perquisites and other employee benefits.

We believe that each element of our executive compensation program is essential to meeting the program’s overall objectives. We have not adopted a formula to allocate total compensation among these elements. However, the program’s focus on Company, business unit and individual performance, emphasizes a strong “pay for performance” culture.

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Why does Bob Evans pay base salaries, annual cash performance bonuses and stock-based incentive compensation and how is the amount of each of these elements determined?

Annual Base Salaries. Base salaries are primarily used to attract and retain our executives. When determining the base salaries of our executive officers, the Compensation Committee considers the:

•	importance of the executive officer’s job function;
•	executive officer’s scope of responsibility;
•	executive officer’s experience and tenure;
•	performance of our Company and the executive officer’s business unit;
•	executive officer’s individual performance and potential for future advancement; and
•	market median base salary for similarly positioned executives in the restaurant industry (except for executive officers with positions that are not specific to the restaurant industry, for which the market median base salary for the broader general industry segment is also considered).

The Compensation Committee has not assigned any specific weighting to these factors, and the relevance of each factor varies from individual to individual.

Annual Cash Performance Bonuses. The annual cash performance bonus is an “at-risk” bonus designed to motivate our executive officers to achieve performance goals derived from our strategic plan. These performance goals consist of goals tied to objective Company and business unit performance measures, as well as individual performance goals tied to strategic plan initiatives.

Within the first 90-days of each fiscal year, the Compensation Committee establishes a set of performance goals and a target cash bonus for each executive officer. Each target cash bonus is set as a percentage of the executive officer’s base salary. The Compensation Committee sets cash bonus targets based on the recommendation of the compensation consultant, the Chief Executive Officer and a representative of Human Resources, as well as each executive officer’s job function and performance. The Compensation Committee also considers the market practices for annual cash bonuses for executives in similar positions in the restaurant industry (except for executive officers with positions that are not specific to the restaurant industry, for which the market median bonus opportunity for the broader general industry segment is also considered).

The amount of the cash bonus ultimately paid depends on the extent to which the performance goals are achieved because we establish minimum, target and maximum performance targets. Our named executive officers can receive anywhere from 0 to 200 percent of their target cash bonuses (i.e., a sliding scale is used with 0 percent payout for performance below the minimum, 100 percent payout for performance at target, and 200 percent payout for performance at or above the maximum).

Stock-Based Incentive Compensation. The Compensation Committee believes that stock-based incentive compensation represents a very effective method to link management objectives and stockholders’ interests because it focuses our executive officers on creating long-term stockholder value. Our stock-based incentive compensation program has two primary goals:

•	align the financial interests of our executive officers and stockholders to maximize long-term stockholder value; and

•	retain our key executives.

Each fiscal year, the amount of stock-based compensation that each of our named officers can receive is equal to a percentage of the named executive’s base salary determined by the Compensation Committee at the beginning of the fiscal year. The Compensation Committee sets each executive officer’s target stock-based incentive compensation based on the

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recommendation of the compensation consultant, the Chief Executive Officer and a representative of Human Resources, each executive’s job function, performance and future potential, as well as the market median stock-based compensation opportunity for executives in similar positions in the restaurant industry (except for executive officers with positions that are not specific to the restaurant industry, for whom the market median stock-based compensation opportunity for the broader general industry segment is also considered).

In fiscal 2015 and before, all of such target stock-based incentive compensation consists entirely of performance-based restricted stock or restricted stock units, which is awarded after the end of the fiscal year and vests ratably over the next three years. In fiscal year 2015 we issued equity grants of restricted stock to a limited group of employees who due to their more recent hiring date in the last two years had not received any equity grants, as well as grants to be used as incentive for staying in the employment of the Company. These grants each vests ratably over the next three years.

Effective in fiscal 2016, all of such target stock-based incentive compensation for the chief executive officer is expected to be 100 percent performance based as a mix of performance stock units and stock options, and for officers of the Company, all of such target stock-based incentive compensation was divided between performance-based and time based equity grants, with the performance based grants being 67 percent of the total grants. Awards are generally made in performance stock and restricted stock units with related dividend equivalent rights.

The performance-based grant is structured to vest after the end of a three year period, but only if the performance metrics (i.e., relative total shareholder return compared to the component companies in the S&P 600 Small Cap Index at the start of the period) are met. The time based grants vest ratably over three years but only if the employee is employed at the time of vesting. These equity grants are structured to both provide an incentive over a long-term period, plus also act as a retention device. The awards can also vest in the event of certain termination scenarios, such as a change in control, etc.

The amount of performance-based equity compensation that vests depends on the extent to which the performance goals are achieved because we establish minimum, target and maximum performance targets. Our executive officers can receive anywhere from 0 to 150 percent of the at-risk portion of their target stock-based incentive compensation (i.e., a sliding scale is used with no award for performance below the minimum, 100 percent award for performance at target, and 150 percent award for performance at or above the maximum). The sliding scale only applies to the performance-based grants, not the time-based grants.

The Compensation Committee believes that granting performance-based equity is an appropriate form of incentive compensation because the value of the equity is tied directly to our performance and it aligns the financial interests of our executive officers and stockholders.

Additionally, granting time-based equity supports our goal of retaining key executives because the equity vests annually only if the executive is employed by the Company.

If an executive officer’s employment with us terminates before a performance or time based award vests, he or she will generally forfeit the award. In the case of performance based awards, if the termination of employment is due to death, retirement, disability or termination without Cause, and the executive has been employed during the 18-month period following the start of the performance period, the stock may still vest if the performance metrics are met at the end of three years, but will be proportioned for the period when the person was employed.

What retirement benefits does Bob Evans provide to its executives? Our Compensation Committee and management believe that it is important to provide post-retirement benefits to employees who reach retirement age.

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We maintain a qualified 401(k) retirement savings plan. Employees who are at least age 19 and have completed at least 1,000 hours of service are eligible to participate. Our executive officers may also participate in the 401(k) plan.

Our 401(k) plan operates on a calendar year basis. Currently, any company match on employee contributions is discretionary. For calendar year 2014, the Board approved a matching contribution of $.25 on the dollar for the first six percent of eligible compensation. Employee contributions to the 401(k) plan vest immediately as required by regulations, while our matching contributions vest ratably with 100 percent vesting after six years of service.

The Internal Revenue Service requires certain nondiscrimination testing that may place limits on amounts that Highly Compensated Employees (“HCE”), may contribute to our 401(k) plan. For calendar year 2014, the testing required the plan to limit the contributions of HCE’s to no more than three percent of their compensation or $7,800, whichever is less. However, an employee who qualifies (i.e., age 50 and up) may also make a catch-up contribution per the IRS regulations. Our matching contributions to HCE’s accounts are then limited. Our matching contributions to the 401(k) plan for our named executive officers are included in the “All Other Compensation” column of the “Summary Compensation Table.”

We maintain an executive deferral plan, which is a nonqualified deferred compensation plan. Our deferral plan allows certain management employees to defer a portion of their base salaries and up to 100 percent of their cash bonus and stock awards into the plan before most taxes are withheld. For calendar year 2014 (which includes part of our 2014 and 2015 fiscal years), the Board did not approve a matching contribution for the plan. We believe the executive deferral plan promotes personal savings and facilitates tax deferral, as well as compensates for deferral limits under our 401(k) plan. The primary benefit to participants of this plan is that most taxes are deferred until the money is distributed from the plan, so savings accumulate on a pre-tax basis. We believe we need to offer this type of plan to compete effectively for executive talent because many other companies offer this type of plan. The deferral plan also reduces the Company’s current cash obligations. For information regarding contributions to the deferral plan, please refer to the “Nonqualified Deferred Compensation” table.

We maintain a supplemental executive retirement plan or “SERP” for a limited number of management employees, including one of our named executive officers. In June 2009, our Board amended the SERP to preclude the addition of new participants. In June 2015, our Board amended the SERP to limit further contributions to participants to a nominal level. It determined to reduce the funding rather than freeze the plan in order to avoid the immediate vesting of the plan participants.

Does Bob Evans provide any of its executive officers with severance or change in control benefits? Our Change in Control and Severance Program (the “CIC/Severance Program”), provides our named executive officers with payments and benefits under certain circumstances, including a termination of employment in connection with a change in control. These arrangements are described in detail under “—Change in Control and Severance Program,” in this proxy statement. A table showing the incremental compensation that would have been payable to our named executive officers at the end of fiscal year 2015 under various termination of employment scenarios is located under the heading “—Potential Payouts upon Termination or Change-in-Control” in this proxy statement.

The change in control benefit provided for in the CIC/Severance Program is designed to retain key executives during the period in which a transaction involving a change in control is being negotiated or during a period in which a hostile takeover is being attempted. We believe that our operations and the overall value of our Company could be adversely affected if the officers who have change in control benefits left us during or immediately after our acquisition by another company.

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Does Bob Evans provide its executives with perquisites? We do not provide our named executive officers with perquisites such as cars or country club memberships. All of our executive officers are eligible to participate in our employee benefit programs, including life, health and dental insurance plans, on the same terms as all other full time employees.

The value and type of “perquisites” provided to our named executive officers in fiscal year 2015 are included in the “All Other Compensation” column of the “Summary Compensation Table,” and in the “All Other Compensation” table.

Does Bob Evans have a policy for granting equity awards? We have a formal “Equity Award Granting Policy.” Among other things, the policy:

•	states that the exercise price of all equity awards will be the closing price of our stock on the grant date;

•	states that the Compensation Committee or the full Board must approve all equity awards, or any changes to such awards, at a meeting and not by a consent action; and

•	sets forth specific procedures for issuing and documenting equity awards.

Historically, we have granted equity awards to our employees at a fixed time every year, the date of the regularly scheduled Compensation Committee meeting in June. The June meeting occurs after we release our fiscal year-end financial results with sufficient time to elapse for the public to absorb our results. The new performance awards are based on financial metrics that are fixed at the time of grant in the June Compensation Committee meeting.

We make annual equity awards to members of our Board in accordance with our Director Compensation Program. These awards are issued on the date directors are elected at our annual meeting of stockholders typically held in August. The annual meeting of stockholders is also scheduled to occur after the release of our year-end and first quarter financial results.

Our current stock-based compensation plan prohibits repricing equity awards without stockholder approval.

What is the role of the compensation consultant? The role of a compensation consultant is to assist the Compensation Committee in the case of employee compensation, and to assist the NCG Committee in the case of director compensation, by providing objective information and expertise necessary for the Committees to make informed decisions that are in the best interests of our business and stockholders. The compensation consultants also keep the Committees informed as to compensation trends and developments affecting public companies in general and our industries in particular.

The Compensation and NCG Committee charters provides that the Committees have sole authority to retain and terminate a compensation consulting firm and to approve the terms and fees of any such firm for services provided to the Committees. In addition the Charters state that the Committees have to approve any engagement of a compensation consulting firm by the Company so as to avoid any conflicts or independence issues. Each Committee charter provides that before engaging a compensation adviser (other than in-house legal counsel), the Committee shall consider all factors as could affect the independence of such consultant, counsel or advisor as may be identified from time to time in the rules and regulations of the SEC and the listing standards of NASDAQ relevant to that adviser’s independence from management, including the six factors currently enumerated under Exchange Act Rule 10C-1 and the NASDAQ listing standards.

For the fiscal year 2015, the Compensation Committee engaged Towers Watson to provide executive compensation consulting services and the NCG Committee engaged Pearl Meyer for director compensation consulting services. Prior to determining to retain either consultant, as required in each Committee’s Charter, the Committee considered all factors that could affect the independence of the consultant,

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including the six factors currently enumerated under Exchange Act Rule 10C-1 and the NASDAQ listing standards. Each Committee also considered the quality of the services provided and the ability of the consultant’s personnel to provide objective assistance and advice to the Committee.

The Committees also considered that no business or personal relationships exist between any members of the consultant’s team advising the Company, on the one hand, and the Company, any member of either Committee or any of our executive officers, on the other hand, other than in connection with the services provided and that the total fees paid by the Company to the consultant for all services during fiscal year 2015 were far less than one percent of each consultant’s total revenue for the applicable fiscal year.

In addition to the two consultants, the Committees have also relied upon in-house counsel to provide legal advice to each Committee regarding its role, responsibilities, and legal developments that may relate to compensation issues, and to assist the Committees regarding the structuring and implementation of its decisions and strategies from a legal perspective. Our in-house counsel typically attends the meetings of the Committees. Our in-house counsel has on occasion sought the advice of outside counsel in the formulation of in-house counsel’s advice to the Committees.

Does Bob Evans have stock ownership requirements? Yes, we implemented stock ownership guidelines for our directors and officers in 2005, and the guidelines were updated in 2015 to allow officers to meet the guidelines based not only a fixed number of shares (which share requirement did not change) but in addition, by a multiple of their base salary. We believe the guidelines further align the motivations and interests of our directors and officers with the interests of our stockholders. The guidelines ensure that the individuals responsible for our stewardship and growth have a significant personal stake in our performance and progress. We count towards these requirements any shares directly and beneficially owned, shares held beneficially through our 401(k) plan, employee stock ownership plan and dividend reinvestment plan, unvested equity grants and stock options that will vest in the next 60-days, and phantom stock held under our deferred compensation programs.

Each of our officers and directors are expected to meet 50 percent of the applicable stock ownership guideline within three years and 100 percent of the stock ownership guideline within five years from the later of (1) the implementation of revised stock ownership guidelines; (2) his/her election as an officer or director; or (3) his/her promotion to a position with a higher stock ownership guideline. Officers are required to be in compliance with the guidelines if they seek pre-approval for transactions in our stock.

The ownership guidelines for our officers vary based on the officer’s position. The following table shows our current stock ownership guidelines:

Position	Shares
Chief Executive Officer	Lesser of 6x Base Salary or 100,000
Chief Financial Officer	Lesser of 3x Base Salary or 40,000
President, Business Segment	Lesser of 3x Base Salary or 40,000
Executive Vice President	Lesser of 3x Base Salary or 30,000
Senior Vice President	Lesser of 2x Base Salary or 10,000
Vice President	Lesser of 1x Base Salary or 5,000
Member, Board of Directors	12,500

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All of our Directors and named officers are currently tracking for full compliance in the required time frame or exceed these guidelines.

What is the potential impact of executive misconduct on compensation? The Compensation Committee has adopted an Executive Compensation Recoupment Plan (the “Recoupment Plan”). Each executive officer is a member of the Recoupment Plan and all bonus and equity awards are also subject to the Recoupment Plan. Under the Recoupment Plan, we may recoup annual cash bonuses, stock-based awards, performance-based compensation, and any other forms of cash or equity compensation (other than salary) paid to our executive officers under certain circumstances. The Recoupment Plan will apply in the event of a restatement of our previously issued financial statements as a result of error, omission, fraud or noncompliance with financial reporting requirements. The Compensation Committee will review the facts and circumstances underlying any restatement (including any potential wrongdoing and whether the restatement was the result of negligence or intentional or gross misconduct) and will seek to recover all or a portion of the compensation paid to an executive officer (other than salary) with respect to any fiscal year in which our financial results are negatively affected by the restatement. Recoupment may include, but is not limited to, reimbursement by the executive officer of the amount of cash bonuses received, cancellation or forfeiture of outstanding stock-based compensation and the payment to us of stock sale proceeds. In any instance in which the Compensation Committee concludes that an executive officer engaged in an act of fraud or misconduct that contributed to the need for a financial restatement, the Compensation Committee may, in its discretion, recover, and the executive officer will forfeit or repay, all of the executive officer’s compensation (other than salary) for the relevant period, plus a reasonable rate of interest.

Additionally, if the Board were to determine that an executive officer harmed us through fraud or intentional misconduct, the Board would take action to remedy the misconduct, prevent its occurrence in the future and impose appropriate discipline, which might include termination of employment or suing the executive officer for breach of fiduciary duty. Our Equity and Cash Incentive Plan provides that all unvested awards under the Equity and Cash Incentive Plan will be forfeited if an employee’s service is terminated for cause. If our chief executive officer or chief financial officer were to engage in misconduct that resulted in a financial restatement for material non-compliance with securities laws, they would be required by law to reimburse us for bonuses, other incentive compensation, and profits from sales of our stock.

Does Bob Evans consider tax and accounting implications when making compensation decisions? Yes, the Compensation Committee considers the financial reporting and tax consequences to us of compensation paid to our executive officers when it determines the overall level of compensation and mix of compensation components. The Compensation Committee generally seeks to balance the goal of providing our executive officers with appropriate compensation with the need to maximize the deductibility of compensation.

Section 162(m) of the Internal Revenue Code (“Code”) prohibits us from claiming a deduction on our federal income taxes for compensation in excess of $1,000,000 per taxable year paid to our chief executive officer and our three other most highly compensated executive officers (but excluding our chief financial officer) who are employed at the end of the fiscal year. There is an exception to this rule for compensation that qualifies as “performance-based,” which means that the compensation is only paid if the executive officer’s performance meets pre-established objective goals based on performance criteria approved by our stockholders.

We do not have a policy requiring all compensation to be deductible under Code Section 162(m) because the Compensation Committee believes there may be circumstances under which it is appropriate to forgo deductibility. However, we designed the cash

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performance bonus and stock-based compensation components of our executive compensation program to qualify as performance-based compensation by setting goals that are based on the performance criteria approved by our stockholders as part of our Equity and Cash Incentive Plan (with limited exceptions for some individual performance goals). In fiscal year 2016 under our new equity grant policy, we will be granting time based equity grants that will not qualify as performance based, however our executive officers will be receiving mostly performance based grants and not time based, so we do not believe we will have a Section 162(m) issue. We were able to deduct all of the compensation we paid in fiscal year 2015.

Our compensation plans comply with Section 409A of the Code. Section 409A is intended to eliminate perceived abuses related to the timing of elections and distributions, as well as the acceleration of payments, under nonqualified retirement plans and other nonqualified deferred compensation arrangements.

What significant actions has the Compensation Committee taken since the end of fiscal year 2015? Our Compensation Committee has reviewed the performance of our Company and our executive officers for fiscal year 2015, including the extent to which the performance goals set at the beginning of the fiscal year were met. Based on this review, the Compensation Committee approved the annual cash bonuses and made the long-term incentive awards outlined in the tables above.

The Compensation Committee also established the fiscal year 2016: (1) base salaries; (2) annual short-term cash incentive compensation and related performance goals; and (3) target stock-based compensation and related performance goals under the new short- and long-term incentive process for our executive officers.

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Fiscal Year 2015 Compensation Information

The following table shows the base salary for each of our named executive officers for the fiscal year ended April 24, 2015 as well as the percentage increase or decrease over the fiscal year 2014 base salary for these officers.

Base Salary: Fiscal Year 2015 Table

Named Executive Officers	Fiscal Year 2014 Ending Base Salary	Salary Adjustment Date	Salary Adjustments	Fiscal Year 2015 Ending Base Salary	Increase Over Fiscal Year 2014
Mark E. Hood (1) Chief Financial Officer and Co-Member Office of Chief Executive	$400,000	12/15/14	$80,000 (4)	$480,000	20.0%
J. Michael Townsley President, BEF Foods, Inc. and Co-Member Office of Chief Executive	$359,869	5/26/14 12/15/14	$22,490 (2) $76,473 (4)	$458,832	27.5%
T. Alan Ashworth Senior Vice President, Corporate Development and Finance, Treasurer	$204,000	4/28/14 11/24/14	$41,000 (2)(3) $5,000 (5)	$250,000	22.5%
Colin M. Daly Executive Vice President, General Counsel and Corporate Secretary	$275,000	5/26/14 11/24/14	$18,772 (2) $31,228 (3)	$325,000	18.2%
Joseph R. Eulberg Former Executive Vice President, Human Resources	$288,750	5/26/14	$22,490 (2)	$311,240	7.8%

(1) Mr. Hood was hired effective June 19, 2014.

(2) Represents conversion of the executive automobile perquisite which was eliminated and the value added to the base salary effective May 26, 2014.

(3) Due to a promotion involving additional work and responsibilities.

(4) Represents a 20 percent increase to the base salary to compensate for the additional work and responsibilities associated with the interim office of chief executive.

(5) Represents a market adjustment to base salary.

In setting the named executive officers’ base salaries for fiscal year 2015, the Compensation Committee considered all of the factors described above, as well as the target level base salary increase for all of our corporate office employees in good standing, which was 2.0 percent.

The Compensation Committee determined:

•	Mr. Hood and Mr. Townsley would receive an amount equal to 20 percent of their base salary for the additional duties and responsibilities during the time they serve in the office of the interim chief executive officer.

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•	Mr. Ashworth would receive a base salary increase of $41,000 to recognize his role as interim chief financial officer during fiscal year 2015 and for the additional duties and responsibilities for serving as Treasurer. An additional $5,000 increase was approved on November 24, 2014 based in part upon a review of the salaries being paid in the surveys reviewed by the Compensation Committee for like positions, and for recognition and retention purposes.
•	Mr. Daly would receive a salary increase of $31,228 on November 24, 2014 in recognition of his expanded responsibilities for the risk management function at the Company and for his promotion to Executive Vice President.

•	Mr. Eulberg did not receive any increase other than the conversion of the automobile allowance as part of base salary.

The following table shows for each of our named executive officers: the target value of their target cash bonus for the prior fiscal year, the amount of the cash bonus actually paid in June 2015, and the performance goals, weighting and goal attainment level:

Target Annual Cash Bonus: Fiscal Year 2015 Table

Named Executive	2015 Target Cash Bonus (1)	2015 Actual Cash Bonus Paid		Bonus Performance Goals, Weighting and Goal Attainment Level
				Goal (2)	Weighting	Minimum	Actual
						Target
						Maximum
Mark E. Hood Chief Financial Officer and Co-Member Office of Chief Executive	$281,974	$140,987	(4)	Total Company Operating Income	40%	$71,895,200	$53,469,394
						$89,869,000
						$107,842,800
				EPS(3)	20%	$1.88	$1.63
						$2.35
						$2.82
				Net Sales	20%	$1,351,070,304	$1,349,190,224
						$1,407,364,900
						$1,463,659,496
				Strategic Initiatives	20%	0%	200%
						100%
						200%
J. Michael Townsley President, BEF Foods, Inc. and Co-Member Office of Chief Executive	$265,218	$56,491		BEF Operating Income	40%	$33,459,347	$28,425,310
						$41,824,184
						$50,189,020
				BEF Net Sales	20%	$422,756,071	$398,616,585
						$440,370,907
						$457,985,743
				Pounds Sold	20%	219,716,952	216,671,635
						224,200,971
						235,411,020
				Strategic Initiatives	20%	0%	107%
						100%
						200%

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Named Executive	2015 Target Cash Bonus (1)	2015 Actual Cash Bonus Paid	Bonus Performance Goals, Weighting and Goal Attainment Level
			Goal (2)	Weighting	Minimum	Actual
					Target
					Maximum
T. Alan Ashworth Senior Vice President, Corporate Development and Finance, Treasurer	$111,190	$29,465	Total Company Operating Income	40%	$71,895,200	$53,469,394
					$89,869,000
					$107,842,800
			EPS	20%	$1.88	$1.63
					$2.35
					$2.82
			Net Sales	20%	$1,351,070,304	$1,349,190,224
					$1,407,364,900
					$1,463,659,496
			Strategic Initiatives	20%	0%	133%
					100%
					200%
Colin M. Daly Executive Vice President, General Counsel and Corporate Secretary	$174,682	$43,670	Total Company Operating Income	40%	$71,895,200	$53,469,394
					$89,869,000
					$107,842,800
			EPS	20%	$1.88	$1.63
					$2.35
					$2.82
			Net Sales	20%	$1,351,070,304
					$1,407,364,900	$1,349,190,224
					$1,463,659,496
			Strategic Initiatives	20%	0%
					100%	125%
					200%
Joseph R. Eulberg Former Executive Vice President, Human Resources	$185,632	$22,276	Total Company Operating Income	40%	$71,895,200	$53,469,394
					$89,869,000
					$107,842,800
			EPS	20%	$1.88	$1.63
					$2.35
					$2.82
			Net Sales	20%	$1,351,070,304
					$1,407,364,900	$1,349,190,224
					$1,463,659,496
			Strategic Initiatives	20%	0%
					100%	60%
					200%

(1)	The bonus amounts are pro-rated for any changes in the base salary during the year.
(2)	For purposes of these performance goals, the results excluded the impact of several items, primarily noncash gains and charges, which included restructuring charges, severance payments, impairment costs, asset write-offs and costs associated with pre-payment of debt. The Compensation Committee when setting the goals initially excluded these items so that the performance measure more accurately reflected our actual performance and results of operations without the impact of these items.

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(3)	The term “EPS” means earnings-per-share computations are based on the weighted-average number of shares of common stock outstanding during the period presented. A reconciliation of earnings per share is as follows:

Consolidated Financial Results (unaudited) (Thousands, except per share data)	Twelve Months Ended April 24, 2015
Operating income as reported	$17,686
Non GAAP Earnings Adjustments	$35,783
Other Earnings Adjustments	$0
Adjusted operating income	$53,469
Net Interest Expense as reported	$8,649
Non GAAP Interest Expense Adjustments	$1,859
Adjusted Interest Expense	$10,508
Loss Before Income Taxes as reported	$9,037
Adjusted Income Before Income Taxes	$42,962
Benefit for Income Taxes as reported	($7,516)
Adjusted provision for Income Taxes	$4,530
Net loss as reported	$16,533
Adjusted Net Income	$38,342
Earnings Per Share as reported: • Basic • Diluted	$0.70 $0.70
Adjusted Earnings Per Share: • Basic • Diluted	$1.64 $1.63
Average Shares Outstanding: • Basic • Diluted	23,489 23,649

(4)	Per Mr. Hood’s offer letter, he was guaranteed a bonus of at least this amount.

The following table shows for each of our named executive officers the target value of their target stock-based compensation for the prior fiscal year, as well as the related performance goals and goal attainment level:

Stock-Based Incentive Compensation: Fiscal Year 2015 Table

Named Executive	2015 Value of Target Stock- Based Compensation (1)	2015 Value of Actual Stock- Based Compensation Awarded (3)		Performance Incentive Plan, Weighting and Attainment Level
				Goal(4)	Weighting	Minimum	Actual
						Target
						Maximum
Mark E. Hood Chief Financial Officer and Co-Member Office of Chief Executive	$477,187	$163,150	(2)	EPS	100%	$1.88	$1.63
						$2.35
						$2.82

J. Michael Townsley President, BEF Foods, Inc. and Co-Member Office of Chief Executive	$448,830	$0	BEF Foods, Inc. Operating Income	75%	$33,459,347	$28,425,310
					$41,824,184
					$50,189,020
			EPS	25%	$1.88	$1.63
					$2.35
					$2.82

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T. Alan Ashworth Senior Vice President, Corporate Development and Finance, Treasurer	$123,544	$0	EPS	100%	$1.88	$1.63
$2.35
$2.82

Colin M. Daly Executive Vice President, General Counsel and Corporate Secretary	$203,516	$0	EPS	100%	$1.88	$1.63
$2.35
$2.82

Joseph R. Eulberg Former Executive Vice President, Human Resources	$232,040	$0	EPS	100%	$1.88	$1.63
$2.35
$2.82

(1)	The bonus amounts are pro-rated for any changes in the base salary during the year.

(2)	Mr. Hood’s offer letter guaranteed him a minimum stock grant of 3,333 shares of the common stock. The shares were issued on June 18, 2015 and had a value of $163,150 based on the closing price of $48.95.

(3)	The total value of the Performance Incentive Plan award is divided by the closing stock price on the day of the grant to determine the number of shares of restricted stock or restricted stock units awarded.

(4)	For purposes of these performance goals, the results excluded the impact of several items, primarily noncash gains and charges, which included among other items restructuring charges, severance payments, impairment costs, asset write-offs and costs associated with remediation and stockholder activist. The Compensation Committee when setting the goals initialing excluded these items so that the performance measure more accurately reflected our actual performance and results of operations without the impact of these items. For information on EPS (Basic), see footnote (2) under “Target Annual Cash Bonus: Fiscal Year 2016 Table.”

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Summary Compensation for Fiscal Years 2015, 2014 and 2013

The following table lists the annual compensation for the fiscal years 2015, 2014 and 2013 of our chief executive officer, chief financial officer, our three other most highly compensated executive officers, as well as a former named executive officer, as of the end of fiscal year 2015 These executive officers, with the exception of our former officer Mr. Davis, are our “named executive officers” for the fiscal year 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Mark E. Hood, Office of the Chief Executive and Chief Financial Officer	2015	$364,615	$0	$439,984	$0	$140,987	$48,564	$994,150
J. Michael Townsley Office of the Chief Executive and President, BEF Foods, Inc.	2015 2014	404,765 358,611	0 0	420,580 406,939	0 0	56,491 45,754	48,109 63,153	929,945 874,457
T. Alan Ashworth, Senior Vice President, Corporate Development and Finance, and Treasurer (5)	2015	245,015	0	$482,145	0	29,465	6,216	762,841
Colin M. Daly, Executive Vice President, General Counsel and Corporate Secretary	2015	303,617	0	324,984	0	43,670	6,978	679,249
Joseph R. Eulberg Former Executive Vice President, Human Resources	2015 2014	308,645 288,221	0 0	0 279,722	0 0	22,276 29,453	555,347 80,738	886,268 678,134
Steven A. Davis Former Chief Executive Officer	2015 2014 2013	595,031 808,056 785,400	0 0 0	0 1,969,569 2,818,575	0 0 0	0 67,953 508,244	5,462,264 272,796 262,219	6,057,295 3,118,374 4,374,438

(1)	Each of the named executive officers, except Mr. Hood, deferred a portion of his salary under our executive deferral plan, as set forth in the “Nonqualified Deferred Compensation” table that follows. Each of the named executive officers also contributed a portion of his salary to our 401(k) plan.

(2)	Amounts in this column represent cash bonus amounts that are not performance based, such as discretionary cash bonuses. Our bonus programs are performance based.

(3)	These amounts represent the aggregate grant date fair value of awards for fiscal years 2015, 2014, and 2013, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. Amounts shown do not reflect compensation actually received or that may be realized in the future. The value actually received by the named executive officers in fiscal year 2015 is set forth in the “Option Exercises and Stock Vested for Fiscal Year 2015” table that follows. For further information, including information relating to the assumptions underlying the valuation of the stock awards, refer to Note 6 of our financial statements in our Annual Report on Form 10-K for the year ended April 24, 2015 as filed with the SEC. See the “Grants of Plan-Based Awards for Fiscal Year 2015” table for information on stock awards made in fiscal year 2015.

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(4)	The amounts in this column represent the annual cash bonus earned by each of the named executive officers in the fiscal year indicated based on the achievement of performance goals established by the Compensation Committee at the beginning of that fiscal year. Bonuses shown were paid within 2-1/2 months after the end of the respective fiscal year, and each of the named executive officers, except Messrs. Hood and Daly deferred a portion of his cash bonus to our executive deferral plan. Mr. Hood is not eligible to defer his bonus amount until October 2015. The amounts deferred for fiscal year 2012 were included in the “Nonqualified Deferred Compensation Table” for fiscal year 2013. The amounts deferred for fiscal year 2013 are included in the “Nonqualified Deferred Compensation Table” for fiscal year 2014. The amounts deferred for fiscal year 2014 will be included in the “Nonqualified Deferred Compensation Table” for fiscal year 2015.

(5)	See the “All Other Compensation for Fiscal Year 2015 Table” below for additional information.

All Other Compensation for Fiscal Year 2015

The following table describes each component of the “All Other Compensation” column in the “Summary Compensation Table” above for fiscal year 2015.

All Other Compensation for Fiscal Year 2015 Table

Name of Executive	Contributions to Employee Plans(1)	Tax Reimbursement Payments	Other	Total
Mark E. Hood, Office of the Chief Executive and Chief Financial Officer (2)	0	0	$48,564	$48,564
J. Michael Townsley Office of the Chief Executive and President, BEF Foods, Inc.(3)	$44,743	0	$3,366	$48,109
T. Alan Ashworth, Senior Vice President, Corporate Development and Finance, and Treasurer (4)	$1,774	0	$4,442	$6,216
Colin M. Daly, Executive Vice President, General Counsel and Corporate Secretary (5)	$1,919	0	$5,059	$6,978
Joseph R. Eulberg Former Executive Vice President, Human Resources (6)	$52,703	0	$502,644	$555,347
Steven A. Davis Former Chief Executive Officer(7)	$162,774	$5,982	$5,293,508	$5,462,264

(1)	The amounts in this column include our contributions paid to the accounts of each of the named executive officers under our 401(k) plan, our executive deferral plan and our supplemental executive retirement plan (“SERP”). In fiscal year 2015, we made a matching contribution of $1,950 to the 401(k) account of each of the named executive officers, except Messrs. Ashworth, Daly and Hood, who received $1,774, $1,919 and $0, respectively. The organization did not make a matching contribution to the executive deferral plan during fiscal 2015. Our fiscal year 2014 contributions to the SERP which were contributed in fiscal year 2015 were $160,824, $50,753, and $42,793 for Messrs. Davis, Eulberg and Townsley. Messrs. Ashworth, Daly and Hood are not participants in the SERP. Note that neither of Messrs. Davis nor Eulberg was vested in the SERP benefit at the time of their terminations.
(2)	Other Compensation for Mr. Hood includes $29,341 for moving expenses; $15,871 for commuting allowance; $2,092 related to Company paid life insurance; and $1,260 for phone allowance.
(3)	Other compensation for Mr. Townsley includes a $1,560 phone allowance and $1,806 of company paid life insurance.
(4)	Other Compensation for Mr. Ashworth includes $1,908 automobile allowance; $1,560 phone allowance; and $974 of company paid life insurance.
(5)	Other compensation for Mr. Daly includes $2,166 automobile allowance; $1,560 phone allowance; a $1,032 fringe travel benefit; and a $301 benefit for company paid life insurance.

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(6)	Other Compensation for Mr. Eulberg includes $311,240 of salary continuation benefits he will receive on a bi-weekly basis, beginning in fiscal 2016, as part of his severance agreement; $174,955 related to the April 24, 2015 market value of restricted stock units that vested upon his separation with the Company per the terms of his severance agreement; $10,960 related to health insurance benefits received as part of his severance agreement; a $2,595 automobile allowance; $1,560 phone allowance; and $1,334 for Company paid life insurance
(7)	Other Compensation for Mr. Davis includes $254,735 for salary continuation and health and life insurance benefits paid in fiscal 2015; $1,411,001 of salary continuation benefit he will continue to receive on a bi-weekly basis through January, 2017; $2,274,192 related to the April 24, 2015 market value of restricted stock units (and related share based dividend equivalent rights) that vested upon his separation with the Company per the terms of his employment agreement; $1,341,248 as the equivalent value of his SERP benefit that vested upon his separation with the Company per the terms of his employment agreement; $8,312 for expenses related to personal use of a company automobile; $2,880 related to Company paid life insurance; $1,140 for phone allowance; and the amount of $5,982 as reimbursement for the payment of taxes with respect to the personal use of a corporate automobile.

Grants of Plan-Based Awards for Fiscal Year 2015

The following table presents information on plan-based awards granted to each of the named executive officers during fiscal year 2015.

Grants of Plan-Based Awards for Fiscal Year 2015 Table

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying) Options (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark E. Hood	6/19/2014 12/17/2014	$0	$281,974	$563,948	$0	$477,187	$715,781	N/A 8,639	N/A 0	$N/A 50.93	$N/A 439,984
J. Michael Townsley	6/19/2014 12/17/2014*	0	265,218	530,436	0	448,830	673,245	0 8,258	0 0	50.10 50.93	0 420,580
T. Alan Ashworth	6/19/2014 6/23/2014 12/17/2014	0	111,190	222,380	0	123,544	185,316	0 6,500 3,000	0 0 0	50.10 50.67 50.93	0 329,355 152,790
Colin M. Daly	6/19/2014 12/17/2014	0	174,682	349,364	0	203,516	305,274	0 6,381	0 0	50.10 50.93	0 324,984
Joseph R. Eulberg	6/19/2014	0	185,632	371,264	0	232,040	348,060	0	0	50.10	0
Steven A. Davis	6/19/2014	0	855,464	1,710,928	0	2,240,500	3,360,750	0	0	50.10	0

(1)	Non-equity incentive plan award amounts represent the threshold, target and maximum payments under our annual cash bonus plan for fiscal year 2015. The actual cash bonuses earned for fiscal year 2015 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and were paid in July 2015. The Compensation Committee established the target awards and performance goals in June 2014, and each named executive could receive between 0 percent and 200 percent of his target cash bonus based on the achievement of the performance goals for the fiscal year. The performance goals and bonus multiples used to determine payouts are described above under the “Annual Cash Performance Bonuses” section of our “Compensation Discussion and Analysis.” Per Mr. Hood’s employment offer letter, he received a minimum payout of $140,987.

(2)	Awards under our stock-based Performance Incentive Plan are denominated in dollars, rather than shares. As a result, we have shown the threshold, target and maximum amounts in “dollars” rather than the “number of shares.” At the time of payout, the value of the actual award earned will be translated into either a stock grant or a restricted stock grant. Named executive officers who are eligible to retire or choose to defer their award will receive restricted stock units, while others will receive restricted stock awards. The Compensation Committee established the target awards under our Performance Incentive Plan for fiscal year 2015 in June 2014,and each named executive could receive between 0% and 150% of target stock awards, and the actual amount received by each named executive in June 2015 was based on the achievement of pre-established performance criteria for fiscal year 2015. Restricted stock and restricted stock units generally vest 1/3 per year over the next three years on the anniversary of the grant date. The expense associated with all of the equity-based awards based on fiscal year 2015 performance are calculated and recorded in accordance with the Stock Compensation Topic of the FASB ASC, none of which is included in the fiscal year 2015 “Summary Compensation Table.” Our Performance Incentive Plan and the awards made under this program for fiscal year 2015 performance are discussed in the “Compensation Discussion and Analysis” section of this proxy above.

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No awards of stock or restricted stock were granted in fiscal year 2105 under our Performance Incentive Plan to any of the named executive based on fiscal year 2014 performance.

(3)	On June 23, 2014 Mr. Ashworth received 6,500 shares of restricted stock in recognition of the additional work and obligations in his role as interim chief financial officer. On December 17, 2014 the Compensation Committee awarded special opportunity and retention grants to certain employees, including Messrs. Hood, Townsley, Ashworth and Daly in the amounts of 8,639, 8,258, 3,000 and 6,381 respectively. Neither Mr. Davis nor Mr. Eulberg received any special opportunity or retention grants.

(4)	Represents the closing price of our stock on NASDAQ on the date of grant.

(5)	This column shows the amounts which represent the aggregate grant date fair value of awards for fiscal year 2015, computed in accordance with the Stock Compensation Topic of the FASB ASC. For further information, including information relating to the assumptions underlying the valuation of the stock awards, refer to Note 6 of our financial statements in our Form 10-K for the year ended April 24, 2015, as filed with the SEC.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on the equity awards held by the named executive officers at the end of fiscal year 2015 and the equity awards made to the named executive officers in June 2015 for performance in fiscal year 2015. Each grant is shown separately for each named executive. The vesting schedule for each grant is shown following this table based on the option or stock award grant date. The market value of the equity awards is based on the closing price of our stock on NASDAQ on April 24, 2015, which was $45.29. For additional information about the equity awards, see the description of our equity-based compensation in the “Compensation Discussion and Analysis.”

Outstanding Equity Awards at 2015 Fiscal Year-End Table

	Option Awards							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Un- exercised Options Unexer- cisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark E. Hood								12/17/14(4)	8,639	$391,260
J. Michael Townsley								6/19/12(1) 6/18/13(2) 6/21/13(5) 12/17/14(4)	807 4,083 1,666 8,258	36,549 184,919 75,453 374,005
T. Alan Ashworth								6/19/12(1) 6/18/13(2) 6/23/14(3) 12/17/14(4)	134 686 6,500 3,000	6,069 31,069 294,385 135,870
Colin M. Daly								6/18/13(2) 12/17/14(4)	1,438 6,381	65,127 288,995
Joseph R. Eulberg	6/22/10	2,467	(6)			26.35	6/22/2020	6/19/12(1) 6/18/13(2) 6/21/13(5)	1,714 2,308 1,666	77,627 104,529 75,453
Steven A. Davis(7)								6/19/12(1) 6/18/13(2)	20,402 27,475	924,007 1,244,343

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(1)	Shares vest on June 19, 2015
(2)	Shares vest 1/2 on June 18, 2015 and 1/2 on June 18, 2016
(3)	Award of restricted stock was granted for interim chief financial officer position. Shares awarded vest 1/3 on June 23, 2015, 1/3 on June 23, 2016 and 1/3 on June 23, 2017
(4)	Award of restricted stock was granted to select participants as a retention grant. Shares awarded vest 1/3 on December 17, 2015, 1/3 on December 17, 2016 and 1/3 on December 17, 2017
(5)	Award of restricted stock under the Chairman’s Award Program. Shares awarded vest 1/2 on June 21, 2015 and 1/2 on June 21, 2016
(6)	Options vested on June 22, 2013
(7)	Per the terms of Mr. Davis’ employment agreement, on June 18, 2015, the Compensation Committee determined to settle the vesting by providing Mr. Davis’ shares of the Company’s common stock.

Option Exercises and Stock Vested for Fiscal Year 2015

The following table provides information regarding (1) options exercised by each named executive during fiscal year 2015, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired by each named executive through stock grants and/or upon the vesting of restricted stock awards and the value realized. The values shown below do not reflect the payment of any applicable withholding tax and/or broker commissions.

Option Exercises and Stock Vested for Fiscal Year 2015 Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mark E. Hood	0	$0	0	$0
J. Michael Townsley	0	0	7,634 (2)	$377,068
T. Alan Ashworth	0	0	478	$23,934
Colin M. Daly	0	0	719	$35,993
Joseph R. Eulberg	0	0	5,299(2)	$263,440
Steven A. Davis	0	0	53,145(2)	$2,635,202

(1)	Value realized for restricted stock and restricted stock unit awards was calculated using the closing stock price on the date the restricted stock award vested. Value realized for stock option awards was calculated using the closing stock price on the exercise date.
(2)	Includes shares of Company stock that were deferred in a Company deferral plan and that vested in fiscal 2015.

Nonqualified Deferred Compensation

We maintain two plans that provide for the deferral of compensation on a basis that is not tax-qualified – the Bob Evans Farms, Inc. and Affiliates Amended and Restated Executive Deferral Plan and the Bob Evans Farms, Inc. and Affiliates Fourth Amended and Restated Supplemental Executive Retirement Plan or “SERP.”

Executive Deferral Plan. The executive deferral plan is a nonqualified deferred compensation plan. Currently, approximately 145 employees are eligible to participate in the deferral plan, including our executive officers.

Our deferral plan is intended to promote personal savings and facilitates tax deferral, as well as compensating for deferral limits under our 401(k) plan. The primary benefit to participants in this plan is that most federal income taxes are deferred until the money is distributed from the plan, so savings accumulate on a pre-tax basis. We believe our deferral plan benefits our stockholders by promoting

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employee retention. We also believe we need to offer this type of plan to compete effectively for executive talent because many other companies offer this type of plan.

Participants elect to “invest” the amounts they defer among 18 investment choices, including a Company stock fund that became available in fiscal year 2011. Contributions are not actually invested in mutual funds or in Company stock. Instead, the amounts deferred are mathematically tracked as though they were invested in the funds or Company stock (if elected). A third party service provider tracks the funds returns and then credits or debits the value of each participant’s plan account based on the performance of the investment funds he or she selects. With the exception of the Company’s stock fund, participants can change their investment selections on a daily basis. They do not receive an above market rate of interest (“preferential earnings”) on their contributions.

Our matching contributions to the executive deferral plan are subject to the discretion of our Board. For calendar year 2014 (which includes part of our 2014 and 2015 fiscal years), the Board did not authorize a matching contribution to the deferral plan. Participant deferrals to the executive deferral plan vest immediately, while our matching contributions vest in increments based on years of service on the same schedule as the 401(k) plan.

Participants’ rights to receive their vested plan account balances from us are not secured or guaranteed. However, we account for the participants’ plan balances in our financial statements. To offset this liability, we have funded a rabbi trust primarily with company-owned life insurance policies, as well more recently to a limited extent with cash and shares of Company stock.

The executive deferral plan is intended to comply with the requirements affecting deferred compensation under Section 409A of the Code. For example, the executive deferral plan has been amended to require a six-month delay for the payment of certain benefits to a participant in connection with the participant’s termination of employment under circumstances required by Section 409A of the Code.

Supplemental Executive Retirement Plan. We maintain a SERP for certain management employees, including one of our named executive officers. The SERP is a nonqualified defined contribution plan designed to supplement the retirement benefits of its participants.

In June 2009, our Board amended the SERP to preclude the addition of new participants. In June 2015, our Board amended the SERP to limit further contributions to participants to a nominal level. It determined to reduce the funding rather than freeze it in order to avoid the immediate vesting of the plan participants.

If a participant’s employment with us ends for any reason other than retirement, death, disability or a change in control (as described above), then the participant will generally forfeit his or her SERP account.

Participants’ rights to receive their SERP balances from us are not secured or guaranteed. However, we account for participants’ plan balances in our financial statements. To offset this liability, we have funded a rabbi trust primarily with company-owned life insurance policies, and to a limited extent, with cash and shares of Company stock.

The SERP is intended to comply with the requirements affecting deferred compensation under Section 409A of the Code. For example, the SERP has been amended to require a six-month delay for the payment of certain benefits to a participant in connection with the participant’s termination of employment under circumstances required by Section 409A of the Code.

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Nonqualified Deferred Compensation for Fiscal Year 2015

The following table sets forth contributions, earnings, distributions and the total dollar balance for each named executive for fiscal year 2015 under the executive deferral plan and the SERP.

Nonqualified Deferred Compensation for Fiscal Year 2015 Table

Name	Type of Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last FYE ($)
Mark E. Hood	Deferral Plan SERP	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A
J. Michael Townsley	Deferral Plan SERP	$459,662 0	$0 $42,793	($28,437 $34,733)	$14,691 $0	$1,010,004 $687,577
T. Alan Ashworth	Deferral Plan SERP	$19,249 N/A	$0 N/A	$1,569 N/A	$0 N/A	$22,851 N/A
Colin M. Daly	Deferral Plan SERP	$66,193 N/A	$0 N/A	$2,617 N/A	$71,878 N/A	$97,604 N/A
Joseph R. Eulberg	Deferral Plan SERP	$27,215 0	$0 $50,753	$22,579 $13,562	N/A	$1,351,645 $258,016
(1)	This column includes cash contributions to the executive deferral plan in the amounts shown. Mr. Hood did not participate in the deferred compensation plan. These amounts are also included in the “Salary” column totals for fiscal 2014 reported in the “Summary Compensation Table.” The remainder of each contribution amount shown in this column was deferred from the annual cash bonus or equity award made to each of the named executive officers in June 2014. The cash bonus amount is included in the “Non-Equity Incentive Plan Compensation” column and the equity award amount is included in the “Stock Awards” column totals reported in the “Summary Compensation Table.”
(2)	The SERP contributions included in this column represent the amount granted to the named executive by the Compensation Committee in June 2014 in accordance with the SERP, as described in the narrative preceding this table. All contributions reflected in this column are also included in the “All Other Compensation” column totals for fiscal 2015 reported in the “Summary Compensation Table.” The company did not make a matching contribution to the executive deferral plan for the calendar year ended December 31, 2014.
(3)	Represents the market-based earnings credited to each named executive’s accounts in accordance with the plans described in the narrative preceding this table as well as dividend equivalent rights paid on phantom shares of the Company’s stock deferred.
(4)	Participants in the SERP may not receive distributions during their employment, except in the event of hardship. Distributions are made under our executive deferral plan only in accordance with the requirements of Section 409A of the Code and the plan, which is more fully explained in the narrative preceding this table.
(5)	Mr. Eulberg was terminated from his position with the Company effective May 15, 2015. Mr. Eulberg’s vested account balance in the executive deferral plan as of fiscal year end 2015 was $1,130,296 and he did not have a vested balance in the SERP.

Executive Officer Compensation Information

During the fiscal year ended 2015, due in part to several changes in executive officers and a proxy contest that resulted in the change of the composition of our board of directors, we had a number of changes in our executive management structure and related compensation. These changes are detailed and discussed in this section.

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Who are our current “named executive officers?” For the upcoming 2016 fiscal year, based on the compensation information from our 2015 fiscal year, our named executive officers are:

Mark E. Hood	Member, Office of the Chief Executive and Chief Financial Officer, Bob Evans Farms, Inc. (chief executive officer and chief financial officer)

J. Michael Townsley	Office of the Chief Executive and President, BEF Foods, Inc. (chief executive officer)

T. Alan Ashworth	Senior Vice President, Corporate Development and Finance, and Treasurer, Bob Evans Farms, Inc.

Colin M. Daly	Executive Vice President, General Counsel and Corporate Secretary, Bob Evans Farms, Inc.

Joseph R. Eulberg	Former Executive Vice President, Human Resources, Bob Evans Farms, Inc. (Mr. Eulberg was terminated from his position with the Company effective May 15, 2015.)

The following details the changes in our executive leadership and their compensation during fiscal 2015.

Effective May 16, 2014, Mr. Ashworth was appointed as the interim Chief Financial Officer and Treasurer during the Company’s search for a new chief financial officer. The prior chief financial officer had resigned for a like position with another public company. In order to compensate Mr. Ashworth for the increase in duties and responsibilities, and ensure that the Company retained his services until a replacement chief financial officer could be retained, the Compensation Committee increased his base salary to $245,000 from $204,000, and awarded him a grant of 6,500 shares of restricted stock which vests pro rata over three years starting on the first anniversary of the grant.

On June 19, 2015, Mr. Hood was appointed as the Company’s new Chief Financial Officer. Mr. Ashworth resumed his position as the Company’s Vice President of Corporate Development and Finance, and Treasurer. Mr. Hood was awarded the following compensation by the Compensation Committee:

•	annual base salary of $400,000;
•	eligible to earn an incentive cash bonus of 65 percent (target) of his salary;
•	eligible to receive the first annual cash bonus in June 2015 for the 2015 fiscal year with a guarantee of no less than 50 percent of target ($130,000);
•	eligible to participate in the Company’s stock incentive plan at a target of 110% of annual base salary with guaranteed stock awards of at least 3,333 shares of restricted stock for fiscal years 2015, 2016 and 2017.

On October 9, 2014, Mr. Davis resigned his position as Chair of the Board of Directors. There was no change in his compensation at that time.

On November 24, 2014, the Compensation Committee determined to raise the base salary of several of the named executive officers due to a determination by the Committee that a number of the executive officers’ base salary was not in line with their level of responsibility within the Company and due to concerns over retention of the officers. Mr. Ashworth’s base salary was increased by $5,000 to $250,000, and Mr. Daly was promoted to Executive Vice President, placed in charge of the risk management department while retaining his positions of General Counsel and Corporate Secretary, and his base salary was increased to $325,000 from $293,772.

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On December 14, 2014, Mr. Davis stepped down as Chief Executive Officer of Bob Evans Farms, Inc. and as a member of the board of directors of the Company by mutual agreement with the Board. Mr. Davis’ separation from the Company was treated as a termination by the Company “without cause” for purposes of all plan benefits as well as contractual entitlements, including under his Third Amended and Restated Employment Agreement by and between Mr. Davis and the Company, dated as of July 9, 2013 (“Employment Agreement”). Mr. Davis is being paid severance compensation pursuant to his Employment Agreement in return for a release of claims and a non-compete agreement. Mr. Davis was provided (1) salary continuation for 24 months, payable monthly, with a total value of $1,630,490; (2) a lump sum payment equal to 24 months of medical benefits of $23,043; (3) a lump sum payment of $2,796 for the life insurance benefit; (5) a lump sum payment of $9,407 for accrued but unused vacation; (6) the accelerated vesting of 50,214 shares of restricted stock, having a value of $2,274,192; and (7) the payment of an equivalent amount of his pro-rata balance of his SERP account as though he was vested, having a value of $1,341,249, payable in the future per the payout election made under the SERP Plan. All amounts shown are the gross payments subject to Federal, state and local taxes. The Compensation Committee determined not to award Mr. Davis a bonus for fiscal year 2015. Mr. Davis was also entitled to receive his vested benefits in the Company’s 401K Plan and deferral plans. The amount of the severance benefit accrued to Mr. Davis is shown in the “Summary Compensation Table”

On December 14, 2014, the Board established an interim Office of the Chief Executive Officer (the “Office of the CEO”) and delegated the powers and duties of the Chief Executive Officer of the Company to such Office of the CEO. The Board appointed Mr. Hood, Chief Financial Officer of the Company and Mr. Townsley, President of BEF Foods, Inc., to serve as members of the Office of the CEO. The Office of the CEO reports to the Board. Each of Messrs. Hood and Townsley remained in their current positions with the Company while carrying out their Office of the CEO responsibilities. The Compensation Committee determined to raise on an interim basis the base salaries for Messrs. Hood and Townsley for the increase in their duties and responsibilities, to $480,000 and $458,832, respectively, from $400,000 and $382,359 respectively, during the period until a new chief executive officer is retained. In doing so, Mr. Hood’s guaranteed bonus also increased to $140,987.

On December 17, 2014 the Compensation Committee made a special grant of equity compensation to certain personnel within the Company based in part upon the fact the personnel had not had an opportunity to previously participate in an award of equity due to their short tenure, and in part to provide retention compensation for certain individuals, or as compensation in recognition of efforts over above that which was expected for their positions. Of the named executive officers, Messrs. Hood, Townsley, Ashworth, Daly and Eulberg received grants of restricted stock of 8,639, 8,258, 3,000, 6,381 and 0, respectively, that each vest pro rata over three years starting on the first anniversary of the grant.

On April 29, 2015 Mr. Eulberg was terminated from his position of Executive Vice President, Human Resources with an end date of employment on May 15, 2015. Mr. Eulberg is being paid severance compensation pursuant to the Company’s executive severance plan in return for a release of claims and a non-compete agreement. Mr. Eulberg is being provided (1) up to one year in base salary payable in 26 even payments (which stop upon employment), for a maximum of $311,240; (2) a lump sum payment for benefits of $10,960; (3) a lump sum payment of $22,376 as the fiscal year 2015 bonus awarded by the Compensation Committee; and (4) the acceleration of vesting of a portion of his equity grants providing him with shares of common stock having a value of $174,955. All amounts shown are the gross payments subject to Federal, state and local taxes. Mr. Eulberg was also

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entitled to receive his vested benefits in the Company’s 401K Plan and deferral plans, but was not vested and did not receive a SERP benefit. The amount of the severance benefit accrued to Mr. Eulberg is shown in the “Summary Compensation Table”

On June 18, 2015, Mr. Ashworth was promoted to Senior Vice President, and his base salary was increased by $6,250 to $256,250.

Executive Severance Benefits. The Executive Severance Plan indicates when a person who leaves the employment of the Company can be compensated in the event of the termination of employment. Under the severance portion of the Plan, all officers of the rank of vice president and above are participants.

Under the current severance plan, a participant is entitled to severance compensation in return for a release of claims and their agreement to not compete if they retire, are disabled, die or are terminated without cause. The compensation is (1) up to one year in base salary payable in 26 even payments (which payments stop upon employment); (2) a lump sum payment for the employer’s portion of the health care costs for 12-months; (3) if employed as of the end of a fiscal year, a lump sum payment of their bonus based on the plan metrics and payable at the time the bonus payments are paid; (4) for any equity grants issued before June 1, 2015, the acceleration of 50 percent of unvested equity grants outstanding, or if a special award where the service has been performed, the acceleration of 100 percent of unvested equity grants outstanding. All amounts paid are subject to Federal, state and local taxes. A participant would also be entitled to receive his vested benefits in any of the Company’s plans, such as the 401K Plan and deferral plan.

Change in Control Benefits. The CIC Plan provides for compensation in the event of the termination of employment after a change in control. The Compensation Committee has designated officers who are eligible to participate in the change in control plan. CIC participants are separated into three classes depending upon the rank of their position and as determined by other factors. Historically only the chief executive officer is a participant in Class A.

If a participant’s employment is terminated without “cause” or by the executive officer for “good reason” during the two-year period following a change in control for a Class A participant, and the one year period for a Class B or Class C participant, the participant will be eligible for the following payments and benefits:

Participant’s Class	Amount of Payment

Class A	300% of the sum of (i) base salary and (ii) bonus amount

Class B	200% of the sum of (i) base salary and (ii) bonus amount

Class C	100% of the sum of (i) base salary and (ii) bonus amount

For 18 months after the participant’s date of termination, we will either continue all life, medical, dental and/or vision insurance programs in which the participant was participating, or provide compensation.

Provisions Common to Both the Executive Severance Plan and CIC Plan. In order to be entitled to either change in control or severance payments and benefits, the participant will be required to comply with the terms and conditions of the CIC/Severance Plan. The participant must execute a release and waiver of all claims against us and to comply with post-employment covenants to protect our confidential information, not to compete, not to solicit our employees and not to disparage or otherwise impair the Company’s reputation, goodwill or commercial interests.

The CIC/Severance Plan can be amended by us at any time and for any reason, except in the event of a potential or actual change in control of the Company. The CIC/Severance Plan includes a provision stating that once eligible for benefits

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under the CIC/Severance Plan, each participant shall remain a participant in the CIC/Severance Plan until the amounts and benefits payable under the CIC/Severance Plan have been paid or provided to the participant in full. If any portion of the payments and benefits provided between the officer and us would be considered “excess parachute payments” under Section 280G(b)(1) of the Code, this amount is payable by the officer since we do not provide or reimburse our employees for their payment of the taxes associated with payments under our CIC/Severance Plan. These payments are sometimes referred to as “tax gross-up payments.” Participation may be terminated if, among other things, we notify the participant that they no longer have coverage, provided that we cannot give this notice during the period following a change in control or at any time after we learn that activities have begun which would result in a change in control if completed. If a participant breaches any of his or her obligations under the CIC/Severance Plan after a change in control occurs, the participant must repay any payment received plus interest.

Potential Payouts upon Severance or Change in Control.

The following table shows the approximate amounts payable to our named executive officers pursuant to our CIC/Severance Program in the event of their termination of employment under the circumstances described below. The figures in the table represent the incremental cost/value of the payments and do not include amounts that have already vested or been earned/paid. The table assumes that the terminations took place on April 24, 2015, the last day of fiscal year 2015. The termination provisions of our change in control plan and severance program are described under the captions “Change in Control and Severance Program.” Under the Company’s equity award plan, in the event of a change in control of the Company, the Compensation Committee has authority to take such action as it deems appropriate with respect to outstanding equity awards, including providing for acceleration of vesting of the awards.

For these purposes, change in control means (1) a change in the majority of the Company’s board of directors, (2) the acquisition of 30% or more of the voting power of the Company common stock, (3) consummation of a merger following which the Company’s stockholders no longer hold at least 50% of the voting power of the entity resulting from the merger, (4) a sale of all or substantially all of the Company’s assets, or (5) the liquidation of the Company. The table below assumes that the Compensation Committee has approved the accelerated vesting of outstanding equity awards upon a termination of employment without cause or for good reason following the change in control (i.e., double trigger vesting).

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Potential Payouts upon Severance or Change-in-Control Table

	Cash Severance	Equity(1)	Retirement Benefits	Health & Welfare	Excise Tax Reimbursement /Adjustment	Total(3)
Mark E. Hood
Death	$0	$391,260	$0	$0	$0	$391,260
Disability	$0	$391,260	$0	$0	$0	$391,260
For Cause	$0	$0	$0	$0	$0	$0
Voluntary	$0	$0	$0	$0	$0	$0
Retirement	$0	$0	$0	$0	$0	$0
Without Cause	$400,000	$195,630	$0	$12,198	$0	$607,828
Change-in-Control	$1,060,000	$391,260	$0	$27,124	$0	$1,478,384
J. Michael Townsley(2)
Death	$0	$671,017	$0	$0	$0	$671,017
Disability	$0	$671,017	$0	$0	$0	$671,017
For Cause	$0	$0	$0	$0	$0	$0
Voluntary	$0	$297,012	$0	$0	$0	$297,012
Retirement	$0	$297,012	$0	$0	$0	$297,012
Without Cause	$382,359	$335,508	$0	$12,058	$0	$729,925
Change-in-Control	$856,226	$671,017	$0	$27,124	$0	$1,554,367
T. Alan Ashworth
Death	$0	$467,393	$0	$0	$0	$467,393
Disability	$0	$467,393	$0	$0	$0	$467,393
For Cause	$0	$0	$0	$0	$0	$0
Voluntary	$0	$0	$0	$0	$0	$0
Retirement	$0	$0	$0	$0	$0	$0
Without Cause	$250,000	$233,696	$0	$11,780	$0	$495,476
Change-in-Control	$528,560	$467,393	$0	$26,734	$0	$1,022,687
Colin M. Daly
Death	$0	$354,123	$0	$0	$0	$354,123
Disability	$0	$354,123	$0	$0	$0	$354,123
For Cause	$0	$0	$0	$0	$0	$0
Retirement	$0	$0	$0	$0	$0	$0
Retirement	$0	$0	$0	$0	$0	$0
Without Cause	$325,000	$177,061	$0	$11,916	$0	$513,977
Change-in-Control	$710,500	$354,123	$0	$26,866	$0	$1,091,489

(1)	Equity values represent the value of all options and restricted stock that would vest upon the termination event specified. Equity values are based on a stock price of $45.29, which was the closing price of our stock on April 24, 2015, the last day of fiscal year 2015.

(2)	The retirement benefit figures under the SERP and the executive deferral plan are not shown as payable for Mr. Townsley upon death, disability, voluntary/retirement, and termination without cause or change-in-control because he is fully vested in our SERP and executive deferral plan. Accordingly, we would not incur any incremental cost for these retirement benefits in the event of Mr. Townsley’s termination of employment under these circumstances. The aggregate account balances under the SERP and executive deferral plan as of April 24, 2015 are presented in the table above under the heading “Nonqualified Deferred Compensation.”
(3)	The payments indicated under the above table are based upon the terms and conditions of the CIC/Severance Plan as described above under “Change in Control and Severance Program.”

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Fiscal Year 2016 Compensation Information

The following table sets forth the approved 2016 base salaries over 2015 base salary:

Fiscal Year 2016 Base Salary Increase Table

Name and Title	Fiscal Year 2016 Base Salary		Base Salary Increase(2)
Mark E. Hood Chief Financial Officer and Co-Member Office of Chief Executive	$480,000	(1)	$0
J. Michael Townsley President, BEF Foods, Inc. and Co-Member Office of Chief Executive	$458,832	(1)	$0
T. Alan Ashworth Senior Vice President, Corporate Development and Finance, Treasurer	$256,250		$6,250
Colin M. Daly Executive Vice President, General Counsel and Corporate Secretary	$325,000		$0
Joseph R. Eulberg Former Executive Vice President, Human Resources	$311,240		N/A(3)
(1)	Includes a 20 percent increase in the base salary as compensation for the increased responsibilities related to acting as the interim Chief Executive Officer until a new chief executive officer is retained.
(2)	Based on the survey and salary information discussed above as well as discussions with Towers Watson, the Compensation Committee determined that the named officers’ Base Salaries should not be increased for fiscal year 2016 with the exception of Mr. Ashworth. In making this decision, the Compensation Committee took into consideration the responsibilities and Base Salary changes for each of the executive officers during the last several years. As to Mr. Ashworth, the Compensation Committee increased his base salary because of his promotion to senior vice president.
(3)	Mr. Eulberg was terminated from his position as of May 15, 2015.

The Compensation Committee has consistently sought to utilize performance goals for its executives that are aligned with our stockholders interests. As the Compensation Committee determined the key goals for the fiscal year 2016 incentive compensation, a priority was given to using goals that would incentivize actions aligned with the stockholders’ interests. In June 2015 the Compensation Committee adopted a new short-term (annual) cash incentive program and a new long-term (three year) equity incentive program.

The short-term annual cash incentive program will fund 0 to 200 percent based on the achievement of (a) company or business segment earnings goals, weighted at 65 percent; and (b) sales goals, weighted at 35 percent. The Compensation Committee determined Messrs. Hood’s, Ashworth’s, and Daly’s target annual cash bonus will be measured based on the Company’s Earnings Per Share (“EPS”) and “Enterprise Revenue.” Mr. Townsley’s will be measured based on BEF Foods, Inc.’s “Operating

Income” and BEF Foods, Inc.’s “Net Sales.”

The long-term three year incentive program is designed so that participants will receive their target award delivered as a portion of time-base restricted share units (“RSUs”), 33 percent; and a portion as Performance Share Units (“PSUs”), 67 percent. The RSUs will vest ratably one third on each anniversary date of the grant during the three-year period following the grant. The PSUs have a three-year cliff vesting schedule based on the attainment of predetermined relative Total Shareholder Return as compared to the component companies in the S&P SmallCap 600 Index at the start of the performance period over the same three-year period. Depending on the performance attainment level, 0 to 150 percent of the target PSUs may vest. The Compensation Committee believes these new programs will strongly encourage these executives to drive successful execution of key performance indicators, which past performance has demonstrated drives stockholder value.

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The table below sets forth the fiscal year 2016 target annual cash bonus (as a percentage of annual base salary) and associated performance goals established by the Compensation Committee for each named executive (except for Mr. Eulberg who is no longer with the Company):

Fiscal Year 2016 Target Annual Cash Bonus Table

Name and Title	2016 Target Annual Cash Bonus	Short Term Incentive Goals(1)
		Goal	Weighting
Mark E. Hood Chief Financial Officer and Co-Member Office of Chief Executive	65%	EPS	65%
		Enterprise Revenue	35%
J. Michael Townsley President, BEF Foods, Inc. and Co-Member Office of Chief Executive	65%	BEF Foods Operating Income	65%
		BEF Foods Net Sales	35%
T. Alan Ashworth Senior Vice President, Corporate Development and Finance, Treasurer	45%	EPS	65%
		Enterprise Revenue	35%
Colin M. Daly Executive Vice President, General Counsel and Corporate Secretary	60%	EPS	65%
		Enterprise Revenue	35%

(1)	For purposes of fiscal year 2016 performance goals, the Compensation Committee determined within the first 90-days of the fiscal year that it may exclude certain income and/or expense items that are not indicative of ongoing results including: “strategic” items (charges or credits related to our high-level strategic direction, such as restructurings, acquisitions, divestitures, the purchase or sale of equities, and the issuance or payment of debt); “regulatory” items (charges or credits due to changes in tax or accounting rules); “external” items (charges or credits due to external events such as natural disasters); and “other” significant unusual, nonrecurring or rare items (such as charges or credits due to litigation or legal settlements the disposal of assets).

The table below sets forth the target stock-based incentive compensation (as a percentage of annual base salary) and performance goals established by the Compensation Committee for each named executive officer (except for Mr. Eulberg who is no longer with the Company) under the long -term incentive program for fiscal year 2016:

Fiscal Year 2016 Target Long-Term Stock-Based Incentive Compensation Table

Name and Title	2016 Target Stock Incentive Compensation	Form of Award	Allocation	Goal(1)
Mark E. Hood Chief Financial Officer and Co-Member Office of Chief Executive	110%	RSU PSU	33% 67%	Time-Based Relative TSR
J. Michael Townsley President, BEF Foods, Inc. and Co-Member Office of Chief Executive	110%	RSU PSU	33% 67%	Time-Based Relative TSR
T. Alan Ashworth Senior Vice President, Corporate Development and Finance, Treasurer	50%	RSU PSU	33% 67%	Time-Based Relative TSR
Colin M. Daly Executive Vice President, General Counsel and Corporate Secretary	75%	RSU PSU	33% 67%	Time-Based Relative TSR

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(1)	For purposes of fiscal year 2016 performance goals, the Compensation Committee determined within the first 90-days of the fiscal year that it may exclude certain income and/or expense items that are not indicative of ongoing results including: “strategic” items (charges or credits related to our high-level strategic direction, such as restructurings, acquisitions, divestitures, the purchase or sale of equities, and the issuance or payment of debt); “regulatory” items (charges or credits due to changes in tax or accounting rules); “external” items (charges or credits due to external events such as natural disasters); and “other” significant unusual, nonrecurring or rare items (such as charges or credits due to litigation or legal settlements, the disposal of assets or asset impairment).

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2016 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our corporate headquarters, in care of our Corporate Secretary. We must receive all submissions no later than March 12, 2016. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Alternatively, under our By-laws, if a stockholder wants to submit a proposal for the 2016 Annual Meeting of Stockholders other than in accordance with Rule 14a-8, or intends to nominate a person as a candidate for election to the Board, the stockholder may submit the proposal or nomination to our Corporate Secretary between the 30-day period starting April 21, 2016 and ending May 21, 2016. However, if the date of the 2016 Annual Meeting is changed by more than 30 days from the anniversary of the 2015 Annual Meeting, our Corporate Secretary must receive the notice no later than the close of business on the later of (1) the 90th day before the Annual Meeting or

(2) the 10th day after the day on which we publicly disclose the date of the 2016 Annual Meeting.

Stockholders who intend to nominate an individual for election to the Board or to bring any other business before a meeting of stockholders must follow the procedures outlined in Section 2.07 of our By-laws. Under these procedures, the stockholder must be a stockholder of record at the time we give notice of the meeting and be entitled to vote at the meeting. The stockholder also must provide a notice including the information specified in our By-laws concerning the proposal or the nominee and information regarding the stockholder’s ownership of our stock. We will not entertain any proposals or nominations at the Annual Meeting that do not comply with these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. Our By-laws are posted on our website at www.bobevans.com in the “Investors” section under “Corporate Governance.” To make a submission or to request a copy of our By-laws, stockholders should contact our Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the only business management intends to present at the Annual Meeting consists of the matters set forth in this proxy statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card (the Company’s management proxies) to whom you are granting your proxy, to vote in

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accordance with their best judgment on such matters. All valid proxies received by the

Company will be voted unless they are properly revoked.

REQUESTS FOR CERTAIN DOCUMENTS

You may obtain without charge the Company’s Annual Report on Form 10-K for the fiscal year ending April 24, 2015, or any of the other corporate governance documents referred to in this Proxy Statement by writing to the Corporate Secretary of the Company at 8111 Smith’s Mill Road, New Albany, Ohio 43054. These also are available on the SEC’s website at www.sec.gov or on the Company’s website at www.bobevans.com.

The Annual Report is not to be regarded as proxy soliciting material, and our management does not intend to ask, suggest or solicit any action from the stockholders with respect to the Annual Report.

The information provided on the Company’s website is referenced in this proxy statement for information purposes only. The information on the Company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC.

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8111 SMITH’S MILL ROAD NEW ALBANY, OH 43054

THREE WAYS TO VOTE BEFORE THE MEETING

VOTE BY INTERNET

1)    Read the proxy statement and have the proxy card below at hand.

2)    Go to Web site www.proxyvote.com.

3)    Follow the instructions provided on the Web site.

4)    Proxies must be received by 11:59 p.m. Eastern Time on August 18, 2015.

VOTE BY PHONE

1)    Read the proxy statement and have the proxy card below at hand.

2)    Call 1-800-690-6903.

3)    Follow the instructions.

4)    Proxies must be received by 11:59 p.m. Eastern Time on August 18, 2015.

VOTE BY MAIL

1)    Read the proxy statement.

2)    Check the appropriate boxes on the proxy card below.

3)    Sign and date the proxy card.

4)    Return the proxy card in the envelope provided or return it to Bob Evans Farms,

        Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

5)    Proxies must be received by 11:59 p.m. Eastern Time on August 18, 2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M94986-P68280	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOB EVANS FARMS, INC.			Proposals
The Board of Directors recommends you vote FOR the following proposals:
1. Election of ten directors.	For	Against	Abstain					For	Against	Abstain
1a. Douglas N. Benham	☐	☐	☐		1h.	Kevin M. Sheehan		☐	☐	☐
1b. Charles M. Elson 1c. Mary Kay Haben 1d. David W. Head 1e. Kathleen S. Lane 1f. Eileen A. Mallesch 1g. Larry S. McWilliams	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐		1i. 1j.	Michael F. Weinstein Paul S. Williams		☐ ☐	☐ ☐	☐ ☐
				2.	Approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.			☐	☐	☐
				3.	Ratifying the selection of Ernst & Young LLP as our independent registered public accounting firm.			☐	☐	☐
	For address changes and/or comments, please check this box and write them on the back where indicated.		☐
								Yes	No
				Please indicate if you plan to attend this meeting so an admission ticket can be provided to you.				☐	☐
NOTE: Please sign as name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should both sign.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

ADMISSION TICKET

2015 Annual Meeting of Stockholders

Wednesday, August 19, 2015 - 8:00 A.M.

Doors open at 7:30 A.M.

Bob Evans Farms, Inc. - Dan Evans Training Center

8111 Smith’s Mill Road

New Albany, Ohio 43054

This is your admission ticket to the meeting. This ticket only admits the stockholder(s) listed on the reverse side of this card and is not transferable. Guests of stockholders are not permitted to attend the meeting. Further instructions for attending the meeting are contained on the inside cover of the Proxy Statement. You will be asked to present government-issued picture identification, such as a driver’s license. You may not bring cameras or recording equipment or similar devices into the meeting and cell phones must be turned off.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

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M94987-P68280

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, AUGUST 19, 2015

The undersigned hereby appoints Colin M. Daly and Kevin C. O’Neil, or either of them, as his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Bob Evans Farms, Inc., a Delaware corporation (the “Company”), to be held at the Dan Evans Training Center, 8111 Smith’s Mill Road, New Albany, Ohio 43054, on Wednesday, August 19, 2015, at 8:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before the annual meeting, including but not limited to the matters set forth on the reverse side.

You are encouraged to specify your vote on the matters to be voted upon at the annual meeting by marking the appropriate boxes on the reverse side. This proxy, when properly executed and returned, will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed and returned but no direction is given, this proxy will not be voted. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Company 401(k) Plan Participants: If shares of common stock of the Company are allocated to the account of the stockholder identified on this card under the Bob Evans Farms, Inc. and Affiliates 401(k) Retirement Plan (the “401(k) Plan”), then such stockholder hereby directs BNY Mellon, the trustee of the 401(k) Plan (the “Trustee”), to vote all of the shares of common stock of the Company allocated to such stockholder’s account under the 401(k) Plan in accordance with the instructions given herein at the annual meeting, and any adjournments or postponements thereof, on the matters set forth on the reverse side. Your instructions to the Trustee are strictly confidential. If no instructions are given, the shares allocated to such stockholder’s account in the 401(k) Plan will not be voted.

The undersigned hereby acknowledges receipt of the Notice of Internet Availability of Proxy Materials for the proxy statement and the Company’s annual report to stockholders. The undersigned hereby revokes all proxies previously given to vote at the annual meeting or any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on August 19, 2015.

Meeting Information
BOB EVANS FARMS, INC.	Meeting Type:	Annual
	For holders as of:	June 30, 2015
Date: August 19, 2015 Time: 8:00 a.m. EDT
Location: Bob Evans Farms, Inc.
Dan Evans Training Center
8111 Smith’s Mill Road New Albany, Ohio 43054
8111 SMITH’S MILL ROAD NEW ALBANY, OH 43054	For meeting directions please call: (614) 492-4959
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT                FORM 10-K

How to View Online:

Have the information that is printed in the box marked by the arrow g  (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow g  (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before August 5, 2015 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow g  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you vote FOR the following proposals:

1. Election of ten directors.			1g.	Larry S. McWilliams

1a.	Douglas N. Benham		1h.	Kevin M. Sheehan

1b.	Charles M. Elson		1i.	Michael F. Weinstein

1c.	Mary Kay Haben		1j.	Paul S. Williams

1d. 1e. 1f.	David W. Head Kathleen S. Lane Eileen A. Mallesch	2.	Approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement.
		3.	Ratifying the selection of Ernst & Young LLP as the company’s independent registered public accounting firm.